EXHIBIT 17(d)(3)
                            Most Recent Annual Report
                                       of
                          Keystone State Tax Free Fund


Keystone State Tax Free Fund

Seeks generous tax-free income from high quality municipal bonds

Keystone State Tax Free Fund

Dear Shareholder:

We are pleased to report on the positive performance of Keystone State Tax Free Fund for the twelve-month period which ended March 31, 1995.

   Following this letter we have included a performance summary for each state fund and an interview with Keystone's municipal bond managers, discussing the market's performance.

The year in review

In 1994, short-term interest rates rose more sharply than they had at any time in the last five years. This had a significant impact on municipal bond prices which declined as rates increased. Rates continued to rise throughout most of the year, but by December the market had begun to stabilize. Since January 1, 1995 bond prices have continued to advance, paving the way for a return to performance that we believe should be closer to long-term historical averages. Municipal bond returns, as represented by the Lehman Municipal Bond Index, returned 7.46% for your Fund's twelve-month fiscal period which ended March 31, 1995. The majority of this return was achieved in the last four months of the period.(1)

The interest rate environment

The first few months of the fiscal year, which began April 1, 1994, were difficult for all municipal bond investors. The Federal Reserve Bank (the
Fed) increased short-term rates in an effort to slow the growth of the economy and to control inflation. The markets reacted strongly to the initial change in the direction of interest rates. This reaction is not uncommon during expansionary periods. During the twelve-month period, investors began to adjust to the higher rate environment and price changes became more moderate. Since the start of the new year, prices have rebounded slightly, an indication that investors believe the Fed has brought inflation under control.

Portfolio strategy

During the year, our strategy focused on maintaining tax-free income and price stability. We selected higher coupon issues in an effort to take advantage of greater potential income and the price stability they have historically provided. We also emphasized bonds with maturities in the 15- to 20-year range, which have tended to be more stable than longer-term bonds.

Outlook

We believe the most dramatic interest rate increases are behind us. We believe this may lead to improved price stability for municipal bonds in 1995. This is supported by our belief that the economy is slowing to a sustainable, low inflation level. We also expect the decrease in the supply of municipal bonds, coupled with level or rising demand for these bonds, to be a positive factor for municipal bonds.

                                                      (Continued on next page)

------------
(1) The price performance of the Lehman Municipal Bond Index for the four- and twelve-month periods which ended March 31, 1995.

We believe municipal investors who weathered last year's storm can expect to see a return to more normal market conditions over the coming year, with less price fluctuation and attractive levels of income. We will continue to manage Keystone State Tax Free Funds to seek valuable state and federal tax-free income from a portfolio of quality municipal obligations.(2) We appreciate your continued support of Keystone funds. If you have any questions or comments, please feel free to write to us.

Sincerely,

/s/ Albert H. Elfner, III                   /s/ George S. Bissell

    Albert H. Elfner, III                       George S. Bissell
    Chairman and President                      Chairman of the Board
    Keystone Investments, Inc.                  Keystone Funds

May 1995

(2) For investors in certain tax situations, a portion of income may be subject to the federal alternative minium tax (AMT).

Table of Contents                                                 Page

 Letter from the Chairmen                                          1
Your Fund's Performance
--a discussion of Fund performance and strategy
  Keystone Florida Tax Free Fund                                   3
  Keystone Massachusetts Tax Free Fund                             5
  Keystone New York Insured Tax Free Fund                          7
  Keystone Pennsylvania Tax Free Fund                              9
  Keystone Texas Tax Free Fund                                    11
A Discussion With Fund Management
-- an interview with Keystone's tax-free investment division 13 Schedule of Investments and Financial Statements
  Keystone Florida Tax Free Fund                                  18
  Keystone Massachusetts Tax Free Fund                            27
  Keystone New York Insured Tax Free Fund                         35
  Keystone Pennsylvania Tax Free Fund                             43
  Keystone Texas Tax Free Fund                                    52
Notes to Financial Statements                                     60
Independent Auditor's Report                                      70

Keystone Florida Tax Free Fund Your Fund's objective is to earn generous income, exempt from federal income tax, while preserving capital.(3) In addition, your Fund seeks to ensure that its shares are exempt from the Florida intangibles tax. The Fund is managed by Betsy Blacher, vice president and head of Keystone's municipal bond department.

Performance

Class A shares returned 6.42% for the twelve-month period.

Class B shares returned 5.61% for the twelve-month period.

Class C shares returned 5.61% for the twelve-month period.

Portfolio Strategy

In response to the rising interest rate environment throughout the year, Fund strategy focused on selecting high quality, higher coupon bonds in an attempt to take advantage of their income potential. To increase the stability of the portfolio, we favored bonds with call protection. We shortened the average maturity from 22.5 years on March 31, 1994 to 19.5 years by March 31, 1995 to lower our interest rate risk. As of March 31, 1995 the average quality of the Fund's holdings was AA+, with 40.9% of the bonds rated AAA, the highest possible rating.

**********************************[PIE CHART]**********************************
Portfolio Quality Summary
as of March 31, 1995

S&P rating(4)

AAA                      40.9%
AA                       25.8%
BBB                      15.2%
Not rated                12.2%
A                         5.9%

Average portfolio quality: AA+
(as a percent of net assets)
*******************************************************************************

Economic Environment

Florida's economy continues to diversify beyond tourism to include international business development, particularly in Miami and Orlando. The state has been able to attract manufacturing firms due to its low business costs. The employment situation compares favorably to the national average; Florida ranks second in the number of jobs generated in 1994. The state's fiscal position remains strong as well; overall debt levels are moderate and the general fund balance has posted a healthy surplus for three years in a row.

Outlook

We believe Florida's long-term outlook is stable. Due to its historical popularity as a retirement area, Florida continues to have a high concentration of retirees living on fixed incomes. This has somewhat cushioned Floridians from the ups and downs of the business cycle.

Tax-Equivalent Yields(5)

                          Federal Tax Bracket
-------------      ---------------------------------
                   28%      31%      36%       39.6%
-------------      ---      ---      ---      ------
Fund Yield             Taxable Equivalent Yield
-------------      ---------------------------------
4.5%              6.2%     6.5%     7.0%      7.5%
5.0%              6.9%     7.2%     7.8%      8.3%
5.5%              7.6%     8.0%     8.6%      9.1%
-------------      ---      ---      ---      ------

(3) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

(4) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

(5) The table is based on federal tax brackets. The 28% tax bracket includes single filers earning $23,350-56,550 and joint filers earning $39,001-94,250; the 31% bracket includes single filers earning $56,551-117,950 and joint filers earning $94,251-143,600; the 36% bracket includes single filers earning $117,951-256,500 and joint filers earning $143,601-256,500; the 39.6% bracket includes single and joint filers earning over $256,500. Yields are hypothetical and do not represent the returns of any particular investment.

***************************[MOUNTAIN CHART]************************************
Growth of an investment in
Keystone Florida Tax Free Fund Class A

In Thousands
             Initial     Reinvested
12/90          9629        9637
 3/91          9687        9860
 3/92          9934       10879
 3/93         10420       12220
 3/94          9801       12343
 3/95          9839       13136

A $10,000 investment in Keystone Florida Tax Free Fund
Class A made on December 28, 1990 with all distributions
reinvested was worth $13,136 on March 31, 1995. Past
performance is no guarantee of future results.
*******************************************************************************

Class A shares were introduced on December 28, 1990. Performance is reported at the current maximum front-end sales charge of 4.75%.

Class B shares were introduced on February 1, 1993. Performance reflects the deduction of the contingent deferred sales charge, a maximum of 3%. If you have not redeemed, the returns under "w/o (without) sales charge" are more appropriate for the period.

Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

Twelve-Month Performance                                  as of March 31, 1995

                                 Class A      Class B       Class C
Total returns*                    6.42%        5.61%         5.61%
Net asset value  3/31/94        $10.29       $10.27        $10.28
3/31/95                         $10.33       $10.24        $10.26
Dividends                       $ .591       $ .580        $ .570
Capital gains                    None         None          None

* Before deduction of front-end or contingent deferred sales charge
  (CDSC) if applicable.

Historical Record                                         as of March 31, 1995

Cumulative total returns        Class A      Class B        Class C
1-year w/o sales charge           6.42%        5.61%         5.61%
1-year                            1.37%        2.61%         5.61%
3-year                           15.00%       --            --
Life of Class                    31.36%        6.09%         7.96%

Average Annual Returns
1-year w/o sales charge           6.42%        5.61%         5.61%
1-year                            1.37%        2.61%         5.61%
3-year                            4.77%       --            --
Life of Class                     6.61%        2.77%         3.60%

The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

Keystone Massachusetts Tax Free Fund Your Fund's objective is to earn generous income, exempt from federal and state income tax, while preserving capital.(6) The Fund is managed by Daniel R. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 6.23% for the twelve-month period.

Class B shares returned 5.41% for the twelve-month period.

Class C shares returned 5.20% for the twelve-month period.

Portfolio Strategy

The life of your Fund has coincided with a period of unusual price fluctuations in the municipal bond market. In response to the rising interest rate environment throughout the year, Fund strategy focused on selecting high quality, higher coupon bonds in an attempt to take advantage of their income potential. To increase the stability of the portfolio, we favored bonds with call protection. The average maturity of the Fund's holdings was 19.4 years on March 31, 1995 and the average quality was A, with 20.7% of the bonds rated AAA, the highest possible rating.

Economic Environment

The Commonwealth's credit trend has been stable. Improved economic conditions and more conservative fiscal management have produced positive fund bal ances for the state treasury in each of the past five years. The governor's proposed 1996 budget contains moderate increases in spending and a significant surplus is expected for that year. Bond issuance for capital improvements, including MBTA bonds, is expected to total $6.3 billion over the next five years.

*************************************[PIE CHART]*******************************
Portfolio Quality Summary
as of March 31, 1995

S&P Rating(7)

A                      43.3%
AAA                    20.7%
AA                     18.1%
Not rated              13.5%
BBB                     4.4%

Average portfolio quality: A
(as a percent of net assets)
*******************************************************************************

The Massachusetts unemployment rate has been close to the national average. Much of the job growth has been in business services such as accounting, engineering, non-hospital health care and software development. Employment in defense and computer manufacturing have continued to decrease.

Outlook

Long-term, we believe the highly educated Massachusetts work force should help in developing new high technology industries. The economy should also receive a boost from increases in international trade--Massachusetts currently ranks eleventh in the nation in exports. Public infrastructure projects, specifically the Central Artery and Boston Harbor cleanup projects, should also continue to provide job opportunities.

Tax-Equivalent Yields(8)
                                           Federal Tax Bracket
--------------------------  ------------------------------------------------
                              28%          31%          36%          39.6%
(combined state & federal)  (36.64%)     (39.28%)     (43.68%)     (46.85%)
--------------------------  -------      -------      -------      ---------
Fund Yield                              Taxable Equivalent Yield
--------------------------  ------------------------------------------------
4.5%                          7.1 %        7.4 %        8.0 %        8.5 %
5.0%                          7.9 %        8.2 %        8.9 %        9.4 %
5.5%                          8.7 %        9.1 %        9.8 %       10.3 %
--------------------------  -------      -------      -------      ---------

(6) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

(7) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

(8) The table is based on federal tax brackets. The 28% bracket includes single filers earning $23,350-56,550 and joint filers earning $39,001-94,250; the 31% bracket includes single filers earning $56,551-117,950 and joint filers earning $94,251-143,600; the 36% bracket includes single filers earning $117,951-256,500 and joint filers earning $143,601-256,500; the 39.6% bracket includes single and joint filers earning over $256,500. Yields are hypothetical and do not represent the returns of any particular investment.

***************************[MOUNTAIN CHART]************************************
Growth of an investment in
Keystone Massachusetts Tax Free Fund Class A

In Thousands

             Initial     Reinvested
 2/94         9372          9414
 3/94         8734          8820
 4/94         8696          8825
 5/94         8772          8945
 6/94         8639          8852
 7/94         8772          9033
 8/94         8734          9037
 9/94         8563          8903
10/94         8315          8689
11/94         8096          8504
12/94         8296          8756
 1/95         8525          9040
 2/95         8725          9294
 3/95         8753          9370

A $10,000 investment in Keystone Massachusetts
Tax Free Fund Class A made on February 4, 1994
with all distributions reinvested was worth $9,370
on March 31, 1995. Past performance is no guarantee
of future results.
*******************************************************************************

Class A, Class B, and Class C shares were introduced on February 4, 1994.

Class A share performance is reported at the current maximum front-end sales charge of 4.75%.

Class B share performance reflects the deduction of the contingent deferred sales charge, a maximum of 3%. If you have not redeemed, the returns under "w/o (without) sales charge" are more appropriate for the period.

Class C share performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

Twelve-Month Performance                                 as of March 31, 1995

                                 Class A      Class B        Class C
Total returns*                    6.23%        5.41%         5.20%
Net asset value  3/31/94         $9.17        $9.19         $9.19
3/31/95                          $9.19        $9.15         $9.14
Dividends                        $.526        $.514         $.506
Capital gains                     None         None         None

*Before deduction of front-end or contingent deferred sales charge (CDSC) if applicable.

Historical Record                                         as of March 31, 1995

Cumulative total returns         Class A      Class B        Class C
1-year w/o sales charge           6.23%        5.41%         5.20%
1-year                            1.19%        2.42%         5.20%
Life of Class                    -6.30%       -4.92%        -2.39%

Average Annual Returns
1-year w/o sales charge           6.23%        5.41%         5.20%
1-year                            1.19%        2.42%         5.20%
Life of Class                    -5.45%       -4.25%        -2.06%

The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

Keystone New York Insured Tax Free Fund

Your Fund's objective is to earn generous income, exempt from federal, state, and New York City income tax, while preserving capital.(9) At least 80% of your Fund's investments will be insured as to timely payment of both principal and interest. The Fund is managed by Daniel R. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 7.08% for the twelve-month period.
Class B shares returned 6.28% for the twelve-month period.
Class C shares returned 6.18% for the twelve-month period.

Portfolio Strategy

The life of your Fund has coincided with a period of unusual price fluctuations in the municipal bond market. In response to the rising interest rate environment throughout the year, Fund strategy focused on selecting high quality, higher coupon bonds in an effort to take advantage of their income potential. To increase the stability of the portfolio, we favored bonds with call protection. The average maturity of the Fund's holdings was 19.6 years on March 31, 1995 and the average quality was AA+, with 93.2% of the bonds rated AAA, the highest possible rating.

**********************************[PIE CHART]**********************************
Portfolio Quality Summary
as of March 31, 1995

S&P rating(10)

AAA              93.2%
AA                3.4%
BBB               3.4%

Average portfolio quality: AA+
(as a percent of net assets)
*******************************************************************************

Economic Environment

New York's economic recovery slowed in 1994, due primarily to a downturn in the securities industry. After improving moderately throughout 1993, employment growth virtually ceased after mid-1994. The state's unemployment rate continued to exceed the national average.

   While New York posted general fund operating surpluses in fiscal 1993 and 1994, current projections call for a $259 million shortfall in fiscal 1995 and a deficit of $5.0 billion for 1996. The primary components of the 1996 deficit are revenue and expenditure imbalances. The governor's budget proposes to eliminate the projected gap through social welfare cost containment, state agency restructuring, freezes in local aid and various revenue increases.

Outlook

Given the weakness of the state's budget, we believe it is unlikely that the governor's full tax cut plan will be approved, although a significant portion of it may pass. Any tax cut package would add further stress to the budget. Under these circumstances, we believe that your Fund's emphasis on insured bonds should provide additional protection and stability.

Tax-Equivalent Yields

                                     Federal Tax Bracket(11)
-------------------      ------------------------------------------------
                           28%          31%          36%          39.6%
(combined city,
  state & federal)      (36.12%)     (38.78%)     (43.22%)       (46.41%)
-------------------      -------      -------      -------      ---------
Fund Yield                           Taxable Equivalent Yield
-------------------      ------------------------------------------------
4.5%                      7.0%         7.3%         7.9%          8.4%
5.0%                      7.8%         8.2%         8.8%          9.3%
5.5%                      8.6%         9.0%         9.7%         10.3%
-------------------      -------      -------      -------      ---------

 (9) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

(10) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another naionally recognized statistical rating organization.

(11) The table is based on federal tax brackets. The 28% bracket includes single filers earning $23,350-56,550 and joint filers earning $39,001-94,250; the 31% bracket includes single filers earning $56,551-117,950 and joint filers earning $94,251-143,600; the 36%
     bracket includes single filers earning $117,951-256,500 and joint filers earning $143,601-256,500; the 39.6% bracket includes single and joint filers earning over $256,500. Yields are hypothetical and do not represent the returns of any particular investment.

***************************[MOUNTAIN CHART]************************************
Growth of an investment in
Keystone New York Insured Tax Free Fund Class A

In Thousands

           Initial    Reinvested
 2/94        9363        9404
 3/94        8877        8962
 4/94        8934        9062
 5/94        9010        9182
 6/94        8887        9098
 7/94        9058        9316
 8/94        8991        9290
 9/94        8763        9097
10/94        8544        8912
11/94        8267        8666
12/94        8506        8957
 1/95        8734        9239
 2/95        8944        9502
 3/95        8991        9597

A $10,000 investment in Keystone New York Insured
Tax Free Fund Class A made on February 4, 1994 with
all distributions reinvested was worth $9,597 on
March 31, 1995. Past performance is no guarantee
of future results.
*******************************************************************************

Twelve-Month Performance                                 as of March 31, 1995

                                 Class A      Class B        Class C
Total returns*                    7.08%        6.28%         6.18%
Net asset value  3/31/94         $9.32        $9.32         $9.31
3/31/95                          $9.44        $9.38         $9.37
Dividends                        $.515        $.502         $.494
Capital gains                     None         None          None

* Before deduction of front-end or contingent deferred sales charge
  (CDSC) if applicable.

Historical Record                                        as of March 31, 1995

Cumulative total returns         Class A      Class B        Class C
1-year w/o sales charge           7.08%        6.28%         6.18%
1-year                            1.99%        3.28%         6.18%
Life of Class                    -4.03%       -2.81%        -0.21%

Average Annual Returns
1-year w/o sales charge           7.08%        6.28%         6.18%
1-year                            1.99%        3.28%         6.18%
Life of Class                    -3.48%       -2.43%        -0.18%

Class A, Class B, and Class C shares were introduced on February 4, 1994.

   Class A share performance is reported at the current maximum front-end sales charge of 4.75%.

   Class B share performance reflects the deduction of the contingent deferred sales charge, a maximum of 3%. If you have not redeemed, the returns under "w/o (without) sales charge" are more appropriate for the period.

   Class C share performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

   The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

   You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

Keystone Pennsylvania Tax Free Fund

Your Fund's objective is to earn generous income, exempt from federal, state, and city income tax, while preserving capital.(12) In addition, your Fund seeks to ensure that its shares are exempt from Pennsylvania's personal property taxes. The Fund is managed by Daniel R. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 4.91% for the twelve-month period.
Class B shares returned 4.15% for the twelve-month period.
Class C shares returned 4.05% for the twelve-month period.

Portfolio Strategy

In response to the rising interest rate environment throughout the year, Fund strategy focused on selecting high quality, higher coupon bonds in an attempt to take advantage of their income potential. To increase the stability of the portfolio, we favored bonds with call protection. We shortened the average maturity from 22.5 years on March 31, 1994 to 20.8 years by March 31, 1995 to lower our interest rate risk. As of March 31, 1995, the average quality of the Fund's holdings was A+, with 43.5% of the bonds rated AAA, the highest possible rating.

**********************************[PIE CHART]**********************************
Portfolio Quality Summary
as of March 31, 1995

S&P Rating

AAA                      43.5%
BBB                      29.6%
AA                       14.1%
A                         7.0%
Not rated                 5.8%

Average portfolio quality: A+
(as a percent of net assets)

*******************************************************************************


Economic Environment

Over the past ten years, Pennsylvania has succeeded in diversifying its economy to offset losses in manufacturing and mining. Pittsburgh and Philadelphia, which account for about half of the Commonwealth's population, have increased their roles as trade, financial and medical centers. The Pittsburgh area has also benefited from growth in the high technology sector. Pennsylvania's large agricultural base adds further breadth to the economy.

   Pennsylvania has posted positive general fund balances for the past three years through conservative fiscal management. Although the new governor called for significant tax cuts during his campaign, the 1996 budget proposes only modest cuts, to be funded primarily through reductions in Medicaid spending.

Outlook

In the long term, Pennsylvania could become an attractive lower-cost environment for industry. The Commonwealth's highly educated work force, strong distribution network and ample natural resources all are assets. We expect Pennsylvania's conservative and consistent fiscal policies to continue to be favorable to municipal bond investors.

Tax-Equivalent Yields

                           Federal Tax Bracket(13)
-------------      ----------------------------------------
                    28%        31%        36%        39.6%
(combined
  state
  & federal)     (30.02%)   (32.93%)   (37.79%)     (41.29%)
-------------      -----      -----      -----      -------
Fund Yield                 Taxable Equivalent Yield
-------------      ----------------------------------------
4.5%               6.4%       6.7%       7.2%        7.7%
5.0%               7.1%       7.5%       8.0%        8.5%
5.5%               7.8%       8.2%       8.8%        9.4%
-------------      -----      -----      -----      -------

(12) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

(13) The table is based on federal tax brackets. The 28% bracket includes single filers earning $23,350-56,550 and joint filers earning $39,001-94,250; the 31% bracket includes single filers earning $56,551-117,950 and joint filers earning $94,251-143,600; the 36%
     bracket includes single filers earning $117,951-256,500 and joint filers earning $143,601-256,500; the 39.6% bracket includes single and joint filers earning over $256,500. Yields are hypothetical and do not represent the returns of any particular investment.

***************************[MOUNTAIN CHART]************************************
Growth of an investment in
Keystone Pennsylvania Tax Free Fund Class A

In Thousands

          Initial     Reinvested
12/90       9715          9723
 3/91       9763          9941
 3/92      10201         11141
 3/93      10877         12622
 3/94      10487         12948
 3/95      10391         13584

A $10,000 investment in Keystone
Pennsylvania Tax Free Fund Class A
made on December 27, 1990 with all
distributions reinvested was worth
$13,584 on March 31, 1995. Past
performance is no guarantee of future
results.
*******************************************************************************


Twelve-Month Performance                                  as of March 31, 1995

                                 Class A     Class B         Class C
Total returns*                    4.91%        4.15%         4.05%
Net asset value  3/31/94        $11.01       $10.98        $11.00
3/31/95                         $10.91       $10.81        $10.83
Dividends                       $ .615       $ .603        $ .594
Capital gains                    None         None          None

* Before deduction of front-end or contingent deferred sales charge
  (CDSC) if applicable.

Historical Record                                         as of March 31, 1995

Cumulative total returns        Class A      Class B        Class C
1-year w/o sales charge           4.91%       4.15%          4.05%
1-year                           -0.08%       1.20%          4.05%
3-year                           16.13%        --             --
Life of Class                    35.84%       6.98%          8.88%

Average Annual Returns
1-year w/o sales charge           4.91%       4.15%          4.05%
1-year                           -0.08%       1.20%          4.05%
3-year                            5.11%        --             --
Life of Class                     7.45%       3.16%          4.00%

Class A shares were introduced on December 27, 1990. Performance is reported at the current maximum front-end sales charge of 4.75%.

Class B shares were introduced on February 1, 1993. Performance reflects the deduction of the contingent deferred sales charge, a maximum of 3%. If you have not redeemed, the returns under "w/o (without) sales charge" are more appropriate for the period.

Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

Keystone Texas Tax Free Fund

Your Fund's objective is to earn generous income, exempt from federal income tax, while preserving capital.(14) Your Fund seeks to achieve its objective by investing primarily in Texas municipal securities. The Fund is managed by Daniel R. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 5.66% for the twelve-month period.
Class B shares returned 5.01% for the twelve-month period.
Class C shares returned 5.14% for the twelve-month period.

Portfolio Strategy

In response to the rising interest rate environment throughout the year, Fund strategy focused on selecting high quality, higher coupon bonds in an attempt to take advantage of their income potential. To increase the stability of the portfolio, we favored bonds with call protection. We shortened the average maturity from 22.5 years on March 31, 1994 to 18.1 years by March 31, 1995 to lower our interest rate risk. As of March 31, 1995 the average quality of the Fund's holdings was AA-, with 34.1% of the bonds rated AAA, the highest possible rating.

**********************************[PIE CHART]**********************************
Portfolio Quality Summary
as of March 31, 1995

S&P Rating(15)

A                        44.8%
AAA                      34.1%
AA                       14.7%
BBB                       6.4%

Average portfolio quality: AA-
(as a percent of net assets)
*******************************************************************************


Economic Environment

The Texas economy has performed better than the national economy since 1989. The state has had a record of strong economic growth and financial performance. The Lone Star state has also continued to diversify from its reliance on the energy industry and job growth has been steady since September 1990.

   Continued improvement in the economy has produced strong revenue growth in the face of rising expenditures. Texas finished fiscal year 1994 with a general fund surplus of approximately $2.2 billion, and has ended each of the past six years with significant surpluses.

Outlook

We believe Texas should continue to enjoy strong economic performance because of its growing high tech sector and its role as a low cost alternative for business. The state also benefits from its role as a transportation and distribution center due to its central US location. While rising costs for Medicaid, education and prison facilities present future fiscal challenges, we believe the state's strong economic growth combined with its prudent fiscal management should enable it to maintain its record of strong fiscal performance.

Tax-Equivalent Yields

                        Federal Tax Bracket(16)
-------------      ---------------------------------
                   28%      31%      36%       39.6%
Tax Free
  Yield                Taxable Equivalent Yield
-------------      ---------------------------------
4.5%              6.2%     6.5%     7.0%      7.5%
5.0%              6.9%     7.2%     7.8%      8.3%
5.5%              7.6%     8.0%     8.6%      9.1%
-------------      ---      ---      ---      ------

(14) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

(15) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

(16) The table is based on federal tax brackets. The 28% bracket includes single filers earning $23,350-$56,550 and joint filers earning $39,001-$94,250; the 31% bracket includes single filers earning $56,551-117,950 and joint filers earning $94,251-143,600; the 36%
     bracket includes single filers earning $117,951-256,500 and joint filers earning $143,601-256,500; the 39.6% bracket includes single and joint filers earning over $256,500. Yields are hypothetical and do not represent the returns of any particular investment.

***************************[MOUNTAIN CHART]************************************
Growth of an investment in
Keystone Texas Tax Free Fund Class A

In Thousands

          Initial     Reinvested
3/92         9553         9603
3/93        10134        10804
3/94         9649        10977
3/95         9668        11599

A $10,000 investment in Keystone Texas
Tax Free Fund Class A made on March 1, 1992
with all distributions reinvested was worth
$11,599 on March 31, 1995. Past performance
is no guarantee of future results.
*******************************************************************************


Twelve-Month Performance                                  as of March 31, 1995


                                Class A      Class B        Class C
Total returns*                    5.66%        5.01%         5.14%
Net asset value  3/31/94        $10.13       $10.08        $10.04
3/31/95                         $10.15       $10.05        $10.03
Dividends                       $ .531       $ .515        $ .506
Capital gains                    None         None          None

* Before deduction of front-end or contingent deferred sales charge
  (CDSC) if applicable.

Historical Record                                         as of March 31, 1995

Cumulative total returns        Class A      Class B        Class C
1-year w/o sales charge           5.66%       5.01%         5.14%
1-year                            0.64%       2.02%         5.14%
3-year                           15.05%        --            --
Life of Class                    15.99%       5.56%         7.06%

Average Annual Returns
1-year w/o sales charge           5.66%       5.01%         5.14%
1-year                            0.64%       2.02%         5.14%
3-year                            4.78%        --            --
Life of Class                     4.93%       2.53%         3.20%

Class A shares were introduced on March 2, 1992. Performance is reported at the current maximum front-end sales charge of 4.75%.

Class B shares were introduced on February 1, 1993. Performance reflects the deduction of the contingent deferred sales charge, a maximum of 3%. If you have not redeemed, the returns under "w/o (without) sales charge" are more appropriate for the period.

Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

                                A Discussion With
                             Your Fund's Management

         The Keystone State Tax Free Funds are managed by Keystone's municipal bond team, which includes portfolio managers Betsy Blacher and Daniel R. Rabasco. The team is comprised of six investment professionals who are dedicated to researching, analyzing and evaluating municipal bonds for each fund. We asked them several questions about the market's recent performance. Their responses follow.

Q What do Keystone State Tax Free Funds offer investors?

A The Funds are designed for tax-sensitive investors. Each portfolio seeks consistent, attractive income that is exempt from federal income and state taxes as applicable.(17) In states that tax personal property or intangible assets (Florida and Pennsylvania), we also seek tax-exempt status. The Funds offer professional management and diversification from a portfolio of quality municipal bonds. We manage each state fund with careful attention to credit quality and financial stability.

Q How did municipal bonds perform over the past year?

A Municipal bonds had their worst performance in over five years. The Federal
  Reserve Bank's program of raising short-term interest rates to control inflation caused municipal bond yields to rise and prices to fall for most of 1994. But while it was a difficult year for investors, it was also a textbook example of the value of investing for the long term. One year after the rate increases began, rates have finally leveled off and municipal bond prices have recovered significantly. Price appreciation since the first day of 1995 has made up for more than half of the declines experienced in 1994.

Q What was your investment strategy during the year?

A When interest rates were rising, we generally shortened the maturity of the Funds' holdings to minimize price volatility. We focused on high quality bonds with higher coupons to increase tax-free income, and kept more cash on hand. While this strategy did not prevent price declines, it helped reduce share price fluctuations.

  Throughout the year we emphasized "non-callable" bonds--bonds which cannot be called back by their issuers and repaid early. This tends to increase portfolio stability because we can count on a steady stream of income. Toward the end of the fiscal year, we lengthened maturities slightly, in an effort to increase return potential. We also reduced our cash position during the second half of the period and became more fully invested again.

Q What is your outlook for the municipal bond market?

A While we believe the worst effects of rising rates are behind us, we are still cautious in the short-term. We believe there may be brief periods of declining bond prices as the economy settles to a level of sustainable, low inflation growth. We will most likely use these periods as buying opportunities, because we also believe the long-term outlook for municipal bonds is positive. We expect the combination of higher yields and relatively low inflation should continue to provide investors with very attractive after-tax returns.

Q How are supply and demand?

A The supply of new municipal bonds has been shrinking. We expect this to continue because a large number of bonds will likely be called and redeemed this year. Demand has remained strong for municipal

-------------
(17) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

*******************************[BAR CHART]*************************************
Decline in Supply Since 1993
Long-term municipal bonds

In billions

1990    128
1991    174
1992    235
1993    292
1994    164
1995    125

Source: Bond Buyer, January 30, 1995, except 1995 - Keystone estimate

The supply of municipal bond new issues peaked in 1993, and
is expected to decline for 1995.
*******************************************************************************
  bonds as investors are finding them one of the few remaining tax shelters.
  We think these factors should provide support for municipal bond prices in 1995.

Q What types of bonds do you favor in today's environment?


A We are extremely selective about fund holdings. We prefer bonds rated A or better. We maintain core positions of relatively high coupon bonds to generate strong income streams. Our current sector emphasis is on quality essential services and general obligation bonds--sectors that we believe should do well in a slowing economy. We always evaluate how a potential holding will fit with the existing composition of each portfolio, and strive to build portfolios that are diversified across industry sectors and maturities.

Q Is this a good time for investors to buy tax free funds?

A Yes, we believe it is. For tax-sensitive investors, municipal bond funds are one of the few remaining investments for tax-free income. While it is impossible to know how the market will perform, share prices remain at attractive levels, and this may be a smart time to consider adding to tax-exempt holdings. Of course, there is always risk associated with investing, but we think the portfolios of Keystone State Tax Free Fund will continue to offer investors a diversified, professionally managed opportunity for income that is exempt from federal and state (and city) taxes as applicable.(18)

                                  [diamond]

                   This column is intended to answer common
             shareholder questions about your Fund. If you have a
              question you would like answered, please write to:
       Manager, Shareholder Communications, Keystone Distributors Inc.,
            200 Berkeley Street, Boston, Massachusetts 02116-5034.

------------
(18) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

Your Fund's Performance

**********************************[LINE CHART]*********************************
Comparison of change in value of a $10,000 investment in Keystone Florida Tax Free Fund Class A, the
Lehman Municipal Bond Index and the Consumer Price Index.

In Thousands      December 28, 1990 through March 31, 1995

Average Annual Total Return

              1 Year   Life of Class
Class A       1.37%        6.61%
Class B       2.61%        2.77%
Class C       5.61%        3.60%

            Class A        LMBI          CPI

 3/91         9860        10226        10090
 6/91        10085        10444        10164
 9/91        10503        10850        10254
12/91        10890        11215        10306
 3/92        10879        11248        10411
 6/92        11327        11675        10478
 9/92        11614        11985        10560
12/92        11842        12203        10605
 3/93        12220        12656        10732
 6/93        12682        13070        10792
 9/93        13139        13512        10844
12/93        13291        13701        10897
 3/94        12343        12949        11001
 6/94        12414        13096        11061
 9/94        12461        13186        11166
12/94        12250        12997        11188
 3/95        13136        13916        11315

Past performance is no guarantee of future results.
The Lehman Municipal Bond Index and the Consumer
Price Index are from December 31, 1990.
*******************************************************************************


*******************************[LINE CHART]************************************
Comparison of change in value of a $10,000 investment in Keystone Massachusetts
Tax Free Fund and the Lehman Municipal Bond Index.

In Thousands            February 4, 1994 through March 31, 1995

Average Annual Total Return

                1 Year        Life of Class
Class A         1.19%         -5.45%
Class B         2.42%         -4.25%
Class C         5.20%         -2.06%




         Class A     Class B    Class C     LMBI
 2/94      9414       9884       9883       9741
 3/94      8820       9280       9279       9345
 4/94      8825       9275       9272       9424
 5/94      8945       9401       9398       9506
 6/94      8852       9294       9290       9451
 7/94      9033       9483       9478       9624
 8/94      9037       9478       9472       9657
 9/94      8903       9326       9309       9515
10/94      8689       9102       9084       9346
11/94      8504       8908       8889       9177
12/94      8756       9169       9150       9379
 1/95      9040       9453       9432       9647
 2/95      9294       9717       9696       9928
 3/95      9370       9508       9761      10042

Past performance is no guarantee of future results.
The Lehman Municipal Bond Index is from January 31, 1994.
*******************************************************************************



This chart graphically compares your Fund's total return performance to certain investment indexes. It is the result of fund performance guidelines issued by the Securities and Exchange Commission. The intent is to provide investors with more information about their investment.

Components of the Chart

The chart is composed of several lines that represent the accumulated value of an initial $10,000 investment for the period indicated. The lines illustrate a hypothetical investment in:

1. Your Keystone State Tax Free Fund

Your Fund seeks high current income, exempt from federal income taxes, while preserving capital by investing in high quality municipal bonds. In addition, each Fund also seeks to provide a maximum level of income that is exempt from state and local income or personal property taxes, as applicable. Returns are quoted after deducting front-end or contingent deferred sales charges (if applicable), fund expenses, and transaction costs. The return also includes reinvestment of all distributions.

2. Lehman Municipal Bond Index (LMBI)

The LMBI is a broad-based, unmanaged market index of securities issued by state and local governments. It represents the price change and coupon income of several thousand securities with various maturities and qualities. Securities are selected and compiled by Lehman Brothers, Inc. according to criteria that may be unrelated to your Fund's investment objective. The index does not include transaction costs associated with buying and selling securities, and does not hold cash to meet redemptions. It would be difficult for most individual investors to duplicate this index.

**********************************[LINE CHART]*********************************
Comparison of change in value of a $10,000 investment in Keystone New York Insured
Tax Free Fund and the Lehman Municipal
Bond Index.

In Thousands            February 3, 1994 through March 31, 1995

Average Annual Total Return

               1 Year        Life of Class
Class A        1.99%            -3.48%
Class B        3.28%            -2.43%
Class C        6.18%            -0.18%


         Class A     Class B    Class C     LMBI
 2/94      9404       9873       9873       9741
 3/94      8962       9409       9398       9345
 4/94      9062       9504       9491       9424
 5/94      9182       9630       9616       9506
 6/94      9098       9532       9517       9451
 7/94      9316       9761       9745       9624
 8/94      9290       9723       9707       9657
 9/94      9097       9510       9503       9515
10/94      8912       9315       9298       9346
11/94      8666       9058       9040       9177
12/94      8957       9349       9330       9379
 1/95      9239       9642       9632       9647
 2/95      9502       9904       9894       9928
 3/95      9597       9719       9979      10042

Past performance is no guarantee of future
results. The Lehman Municipal Bond Index
is from January 31, 1994.
*******************************************************************************

**********************************[LINE CHART]*********************************
Comparison of change in value of a $10,000 investment in Keystone Pennsylvania Tax Free
Fund Class A, the Lehman Municipal Bond Index and the Consumer Price Index.

In Thousands            December 27, 1990 through March 31, 1995

Average Annual Total Return

                    1 Year    Life of Class
Class A             -0.08%       7.45%
Class B              1.20%       3.16%
Class C              4.05%       4.00%

          Class A      LMBI       CPI
12/90       9723      10000      10000
 3/91       9941      10226      10090
 6/91      10178      10444      10164
 9/91      10652      10850      10254
12/91      11073      11215      10306
 3/92      11141      11248      10411
 6/92      11634      11675      10478
 9/92      11849      11985      10560
12/92      12099      12203      10605
 3/93      12622      12656      10732
 6/93      13109      13070      10792
 9/93      13646      13512      10844
12/93      13824      13701      10897
 3/94      12948      12949      11001
 6/94      13025      13096      11061
 9/94      13078      13186      11166
12/94      12684      12997      11188
 3/95      13584      13916      11315

Past performance is no guarantee of future results.
The Lehman Municipal Bond Index and the
Consumer Price Index are from December 31, 1990.
*******************************************************************************

3. Consumer Price Index (CPI)

This index is a widely recognized measure of the cost of goods and services produced in the U.S. The index contains factors such as prices of services, housing, food, transportation and electricity which are compiled by the US Bureau of Labor Statistics. The CPI is generally considered a valuable benchmark for investors who seek to outperform increases in the cost of living.

These indexes do not include transaction costs associated with buying and selling securities, and do not hold cash to meet redemptions. It would be difficult for most individual investors to duplicate these indexes.

Understanding What the Chart Means

The chart demonstrates your Fund's total return performance in relation to a well known investment index and to increases in the cost of living. It is important to understand what the chart shows and does not show.

This illustration is useful because it charts Fund and index performance over the same time frame and over a long period. Long-term performance is a more reliable and useful measure of performance than measurements of short-term returns or temporary swings in the market. Your financial adviser can help you evaluate fund performance in conjunction with the other important financial considerations such as safety, stability and consistency.

Limitations of the Chart

The chart, however, limits the evaluation of Fund performance in several ways. Because the measurement is based on total returns over an extended period of time, the comparison often favors those funds which emphasize capital appreciation when the market is rising. Likewise, when the market is declining, the comparison usually favors those funds which take less risk.

Performance Can Be Distorted

Funds which are more conservative in their orientation and which place an emphasis on capital preservation will tend to compare less favorably when the market is rising. In addition, funds which have income as one of their objectives also will tend to compare less favorably to relevant indexes.

**********************************[LINE CHART]*********************************
Comparison of change in value of a $10,000 investment in Keystone Texas Tax Free Fund
Class A, the Lehman Municipal Bond Index and the Consumer Price Index.

In Thousands            March 1, 1992 through March 31, 1995

Average Annual Total Return


               1 Year       Life of Class
Class A        0.64%           4.93%
Class B        2.02%           2.53%
Class C        5.14%           3.20%


      Class A    LMBI    CPI
 3/92   9603    10004   10050
 6/92   9985    10384   10115
 9/92   10263   10659   10195
12/92   10474   10853   10238
 3/93   10804   11256   10361
 6/93   11181   11624   10418
 9/93   11631   12017   10469
12/93   11745   12186   10519
 3/94   10977   11517   10620
 6/94   11063   11648   10678
 9/94   11160   11727   10779
12/94   10863   11559   10801
 3/95   11599   12376   10924

Past performance is no guarantee of future
results. The Lehman Municipal Bond Index
and the Consumer Price Index are from
February 28, 1992.
*******************************************************************************

Indexes may also reflect the performance of some securities which a fund may be prohibited from buying. A bond fund, for example, may be limited to investments in only high quality bonds, or a stock fund may only be able to buy stocks that have been traded on a stock exchange for a minimum number of years or of a certain company size. Indexes usually do not have the same investment restrictions as your Fund.

Indexes Do Not Include Costs of Investing

The comparison is further limited in its utility because the indexes do not take into account any deductions for sales charges, transaction costs or other fund expenses. Your Fund's performance figures do reflect such deductions. Sales charges--whether up-front or deferred--pay for the cost of the investment advice of your financial adviser. Transaction costs pay for the costs of buying and selling securities for your Fund's portfolio. Fund expenses pay for the costs of investment management and various shareholder services. None of these costs are reflected in index total returns. The comparison is not completely realistic because an index cannot be duplicated by an investor--even an unmanaged index--without incurring some charges and expenses.

One of Several Measures

The chart is one of several tools you can use to understand your investment. It should be read in conjunction with the Fund's prospectus, and annual and semiannual reports. Also, your financial adviser, who understands your personal financial situation, can best explain the features of your Keystone fund and how it applies to your financial needs.

Future Returns May Be Different

Shareholders also should be mindful that the long-run performance of either the Fund or the indexes is not representative of what shareholders should expect to receive from their Fund investment in the future; it is presented to illustrate only past performance and is not a guarantee of future returns.

Keystone Florida Tax Free Fund

SCHEDULE OF INVESTMENTS--March 31, 1995

                                                 Coupon       Maturity       Principal          Market
                                                  Rate          Date           Amount            Value
MUNICIPAL BONDS (99.8%)
  Bay County, Florida, Hospital Systems
   Revenue Refunding, Bay Medical Center
   Project                                       8.000%      10/01/2019      $2,500,000       $2,630,175
  Brevard County, Florida, Health Facilities
   Authority Revenue Refunding, Wuesthoff
   Memorial Hospital, (MBIA)                     7.200       04/01/2013       3,000,000        3,221,010
  Broward County, Florida, Collateralized
   Home Mortgage                                 7.125       03/01/2017         195,000          202,664
  Broward County, Florida, Resource
   Recovery, South Project                       7.950       12/01/2008       2,210,000        2,391,419
  Broward County, Florida, Unlimited
   Refunding Bonds                               5.000       01/01/2010       3,000,000        2,738,160
  Broward County, Florida, Water & Sewer
   Utility Revenue (AMBAC)                       5.000       10/01/2018       1,600,000        1,392,400
  Charlotte County, Florida, Utility Revenue
   (FGIC)                                        6.750       10/01/2013       1,000,000        1,075,830
  City of Miami, Florida, Health Facilities
   Authority, Mercy Hospital (AMBAC)             6.750       08/01/2020         350,000          386,911
  City of Tarpon Springs Health Facilities
   Authority, Florida, Hospital Refunding,
   Helen Ellis Hospital                          7.625       05/01/2021       1,000,000        1,028,010
  City of Tarpon Springs Health Facilities
   Authority, Florida, Hospital Refunding,
   Tarpon Springs Hospital Foundation, Inc.      8.750       05/01/2012         500,000          529,985
  Commonwealth of Puerto Rico, Highway
   Authority, Series Q                           7.750       07/01/2010         125,000          142,884
  Dade County, Florida, Educational
   Facilities Authority Revenue (St. Thomas
   University)                                   6.000       01/01/2010       2,000,000        1,962,780
  Dade County, Florida, Housing Finance
   Agency, Single Family Mortgage                7.000       03/01/2024         185,000          190,626
  Dade County, Florida, School District,
   General Obligation                            7.375       07/01/2008          40,000           44,391
  Dade County, Florida, Water & Sewer
   Systems Revenue Refunding, Series 1993
   (FGIC)                                        5.000       10/01/2013       6,530,000        5,818,426
  Duval County, Florida, Single Family
   Mortgage Refunding (FGIC)                     7.300       07/01/2011          90,000           95,426
  Escambia County, Florida, Pollution
   Control, Champion International Corp.
   Project                                       6.900       08/01/2022       5,000,000        5,085,150
  Escambia County, Florida, Single Family
   Mortgage Revenue                              6.950       10/01/2027       1,500,000        1,538,610
  Florida Division Bond Finance Department,
   General Service, Department of
   Environmental Preservation (AMBAC)            5.750       07/01/2011       3,000,000        2,980,290
  Florida Housing Finance Agency, Home
   Ownership Mortgage                            7.500       09/01/2014         190,000          201,985
  Florida Housing Finance Agency, Home
   Ownership Mortgage                            8.000       12/01/2020         820,000          875,998
  Florida State Board of Education, Capital
   Outlay Refunding, Public Education,
   Series A                                      5.000       06/01/2009       3,000,000        2,821,710
  Florida State Board of Education Capital
   Outlay Refunding, Public Education,
   Series D                                      5.000       06/01/2015       1,000,000          887,990
  Florida State Department of
   Transportation, Turnpike Revenue Bonds
   (FGIC)                                        5.000       07/01/2013       1,000,000          891,760
  Florida State Department of
   Transportation, Turnpike Revenue Bonds
   (FGIC)                                        5.000       07/01/2019       2,890,000        2,512,768
  Florida State Department of
   Transportation, Turnpike Revenue Bonds,
   Series 1991A (AMBAC)                          7.125       07/01/2018         125,000          140,541

  See Notes to Schedule of Investments.

                                      18

MUNICIPAL BONDS (continued)
  Gainesville, Florida, Utilities System
   Revenue, Series B                             7.500%      10/01/2008      $3,435,000       $4,049,831
  Gainesville, Florida, Utilities System
   Revenue, Series B                             7.500       10/01/2009       3,695,000        4,372,478
  Hillsborough County, Florida, Hospital
   Authority, Tampa General Hospital
   Project (FSA)                                 6.375       10/01/2013       3,550,000        3,622,704
  Hollywood, Florida, Water and Sewer System
   Revenue (FGIC)                                6.875       10/01/2021         535,000          596,150
  Indian River County, Florida, Water and
   Sewer Systems Revenue (FGIC)                  6.500       05/01/2016         400,000          435,876
  Jacksonville, Florida, Health Facilities
   Authority, St. Luke's Hospital
   Association                                   7.125       11/15/2020       3,000,000        3,179,250
  Jacksonville, Florida, Hospital Authority,
   Baptist Medical Center Project, Series A
   (MBIA)                                        7.300       06/01/2019         350,000          374,297
  Lee County, Florida, School Board,
   Certificates of Participation, Series A
   (FSA)                                         7.750       08/01/2005       1,500,000        1,692,990
  Lee County, Florida, Transportation
   Facilities Revenue (AMBAC)                    8.250       10/01/2017          45,000           46,969
  Miami, Florida, Health Facilities
   Authority, Health Facilities Revenue,
   Mercy Hospital, Series A (AMBAC)              5.125       08/15/2020       1,700,000        1,483,250
  Miramar, Florida, Wastewater Improvement
   Assessment Revenue (FGIC)                     6.750       10/01/2016       1,000,000        1,070,950
  North Springs Improvement District,
   Florida, Water and Sewer Revenue, Series
   B (MBIA)                                      6.500       12/01/2016       1,335,000        1,401,710
  Okaloosa County, Florida, Gas District,
   Refunding and Improvement (MBIA)              6.850       10/01/2014       1,000,000        1,088,430
  Orange County, Florida, Housing Finance
   Authority, GNMA Collateralized Mortgage,
   Series B (AMT)                                8.100       11/01/2021       3,695,000        3,881,745
  Orange County, Florida, Tourist
   Development Tax Revenue, Series B (MBIA)      6.000       10/01/2024       2,500,000        2,469,550
  Orlando, Florida, Utilities Commission,
   Water and Electric                            6.000       10/01/2010       4,000,000        4,084,160
  Orlando-Orange County, Florida, Expressway
   Authority (FGIC)                              8.250       07/01/2015          40,000           50,963
  Palm Beach County, Florida, General
   Obligation                                    6.500       07/01/2010       1,880,000        2,011,318
  Palm Beach County, Florida, Health
   Facilities Authority, Good Samaritan
   Health Systems                                6.300       10/01/2022       1,000,000          983,350
  Palm Beach County, Florida, Solid Waste
   Authority Revenue, Series 1984                8.750       07/01/2010          45,000           49,778
  Palm Beach County, Florida, Solid Waste
   Industrial Development, Okeelanta Power
   Project (AMT)                                 6.700       02/15/2015       5,000,000        4,735,000
  Palm Beach County, Florida, Solid Waste
   Industrial Development, Okeelanta Power
   Project (AMT)                                 6.850       02/15/2021       6,000,000        5,719,140
  Puerto Rico Electric Power Authority           6.000       07/01/2010         500,000          495,870
  Puerto Rico Electric Power Authority           7.000       07/01/2011         200,000          213,628
  Puerto Rico Industrial, Tourist,
   Educational, Medical, Environmental
   Control Facilities Finance Authority,
   Polytechnic University of Puerto Rico
   Project                                       5.500       08/01/2024       1,000,000          841,010
  Puerto Rico Telephone Authority                5.400       01/01/2008       1,150,000        1,117,512

  See Notes to Schedule of Investments.                                             (Continued on next page)

                                      19

MUNICIPAL BONDS (continued)
  Reedy Creek, Florida, Improvement
   District, Florida Utilities Revenue
   Refunding Series 1 (MBIA)                     5.000%      10/01/2019      $5,500,000      $  4,772,955
  State of Florida, General Obligation,
   Jacksonville Transportation Authority         9.000       01/01/2000       1,000,000         1,125,750
  Tallahassee, Florida, Health Facilities,
   Tallahassee Memorial Regional Medical
   Project (MBIA)                                6.625       12/01/2013       2,000,000         2,137,380
  Tampa, Florida, Capital Improvement
   Program Revenue, Series B                     8.375       10/01/2018       1,250,000         1,320,400
  Tampa, Florida, Subordinate Guaranteed
   Entitlement Revenue Series B (ETM)            8.500       10/01/2018          45,000            50,084
  Tampa, Florida, Water and Sewer Authority
   Revenue (FGIC)                                5.000       10/01/2014       4,000,000         3,568,520
  West Melbourne, Florida, Water and Sewer
   Revenue (FGIC)                                6.750       10/01/2014       1,000,000         1,077,470
  TOTAL MUNICIPAL BONDS (Cost--$102,923,963)                                                  105,908,367
  TEMPORARY TAX-EXEMPT INVESTMENTS (7.4%)
  Dade County, Florida, Water and Sewer
   System Revenue Bond Series 1994 (a)           4.150       10/05/2022       6,385,000         6,385,000
  Indian Trace Community Development
   District (Broward County, Florida) Basin
   I Water Management, Special Benefit
   Bonds, Series 1991 (a)                        4.100       10/01/1999       1,500,000         1,500,000
  TOTAL TEMPORARY TAX-EXEMPT INVESTMENTS
   (Cost--$7,885,000)                                                                           7,885,000
  TOTAL INVESTMENTS (Cost--$110,808,963) (b)                                                  113,793,367
  OTHER ASSETS AND LIABILITIES--NET (-7.2%)                                                    (7,641,161)
  NET ASSETS (100.0%)                                                                        $106,152,206


Notes to Schedule of Investments:
(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) The cost of investments for federal income tax purposes is $111,084,646. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $2,862,937
Gross unrealized depreciation          (154,216)
Net unrealized appreciation          $2,708,721

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
AMT--Subject to Alternative Minimum Tax
ETM -- Escrowed to Maturity
FGIC--Federal Guaranty Insurance Co.
FSA--Financial Security Assistance
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                        December 28, 1990
                                                                                         (Commencement of
                                                   Year Ended March 31,                   Operations) to
                                         1995        1994        1993         1992        March 31, 1991
Net asset value beginning of period    $10.2900    $10.9400    $10.4300     $10.1700         $10.0000
Income from investment operations
Investment income--net                   0.5576      0.5828      0.6067       0.7230           0.1806
Net gain (loss) on investments and
  futures contracts                      0.0734     (0.4400)     0.6414       0.3000           0.1700
Total income from investment
  operations                             0.6310      0.1428      1.2481       1.0230           0.3506
Less distributions from:
Investment income--net                  (0.5637)    (0.5817)    (0.6067)     (0.7230)         (0.1806)
In excess of investment income--net
  (c)                                   (0.0273)    (0.0511)    (0.0314)           0                0
Realized gain on investments--net             0     (0.1600)    (0.1000)     (0.0400)               0
Total distributions                     (0.5910)    (0.7928)    (0.7381)     (0.7630)         (0.1806)
Net asset value end of period          $10.3300    $10.2900    $10.9400     $10.4300         $10.1700
Total return (d)                           6.42%       1.01%      12.32%       10.34%            3.52%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses
  (b)                                      0.75%       0.75%       0.68%        0.65%            0.65%(a)
Investment income--net                     5.60%       5.16%       5.60%        6.82%            6.33%(a)
Portfolio turnover rate                     129%        113%         95%          63%               5%
Net assets end of period
  (thousands)                          $ 42,239    $ 45,150    $ 42,997     $ 29,258         $  6,922

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 0.95%, 1.00%, 1.13%, 1.21% and 2.06% (annualized) for the fiscal years ended March 31, 1995, 1994, 1993, 1992 and for the period December 28, 1990 (Commencement of Operations) to March 31, 1991, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.2700      $10.9400           $10.8100
Income from investment operations
Investment income--net                                      0.5264        0.5258             0.0852
Net gain (loss) on investments and futures contracts        0.0234       (0.4730)            0.1379
Total income from investment operations                     0.5498        0.0528             0.2231
Less distributions from:
Investment income--net                                     (0.4929)      (0.4812)           (0.0852)
In excess of investment income--net (c)                    (0.0869)      (0.0816)           (0.0079)
Realized gain on investments--net                                0       (0.1600)                 0
Total distributions                                        (0.5798)      (0.7228)           (0.0931)
Net asset value end of period                             $10.2400      $10.2700           $10.9400
Total return (d)                                              5.61%         0.19%              2.06%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.81%         4.21%              4.00%(a)
Portfolio turnover rate                                        129%          113%                95%
Net assets end of period (thousands)                      $ 51,083      $ 19,984           $  1,704

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.68%, 1.74% and 1.73% (annualized) for the fiscal years ended March 31, 1995, 1994 and the for period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.2800      $10.9300           $10.8100
Income from investment operations
Investment income--net                                      0.4680        0.5116             0.0746
Net gain (loss) on investments and futures contracts        0.0820       (0.4507)            0.1375
Total income from investment operations                     0.5500        0.0609             0.2121
Less distributions from:
Investment income--net                                     (0.4882)      (0.4875)           (0.0746)
In excess of investment income--net (c)                    (0.0818)      (0.0634)           (0.0175)
Realized gain on investments--net                                0       (0.1600)                 0
Total distributions                                        (0.5700)      (0.7109)           (0.0921)
Net asset value end of period                             $10.2600      $10.2800           $10.9300
Total return (d)                                              5.61%         0.27%              1.95%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.86%         4.26%              2.95%(a)
Portfolio turnover rate                                        129%          113%                95%
Net assets end of period (thousands)                      $ 12,831      $ 13,096           $  1,987


(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.70%, 1.84% and 1.63% (annualized) for the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

 ASSETS:
 Investments at market value (identified cost--
   $110,808,963) (Note 1)                            $113,793,367
 Cash                                                      18,332
 Receivable for:
  Investments sold                                      1,588,777
  Fund shares sold                                         80,993
  Interest                                              2,497,300
 Due from Investment Adviser (Note 4)                      14,549
  Unamortized organization expenses (Note 1)                3,695
  Prepaid expenses                                          6,240
   Total assets                                       118,003,253
Liabilities (Notes 2, 4 and 5):
 Payable for:
  Investments purchased                                 7,209,862
  Fund shares redeemed                                  4,101,230
  Income distributions                                    510,247
 Accrued reimbursable expenses                                206
 Other accrued expenses                                    29,502
   Total liabilities                                   11,851,047
Net assets                                           $106,152,206
 Net assets represented by (Note 1):
  Paid-in capital                                    $109,006,567
  Accumulated distributions in excess of
    investment income--net                               (445,095)
  Accumulated realized gains (losses) on
    investments and closed futures
    contracts--net                                     (5,393,670)
  Net unrealized appreciation on investments            2,984,404
   Total net assets                                  $106,152,206
 Net asset value per share (Note 2):
  Class A Shares ($10.33 on 4,090,563 shares
    outstanding)                                     $ 42,238,663
  Class B Shares ($10.24 on 4,988,012 shares
    outstanding)                                       51,082,798
  Class C Shares ($10.26 on 1,250,634 shares
    outstanding)                                       12,830,745
                                                     $106,152,206
 Offering price per share:
  Class A Shares (including sales charge of
   4.75%) (Note 1)                                   $      10.85
  Class B Shares                                     $      10.24
  Class C Shares                                     $      10.26

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

 Investment Income:
  Interest                                                      $ 6,259,263
Expenses (Notes 1, 2 and 4):
  Management fee                              $   515,205
  Transfer agent fees                             116,367
  Custodian fees                                   68,236
  Accounting                                       13,052
  Auditing                                         17,947
  Legal                                             9,701
  Printing                                         15,637
  Registration fees                                22,592
  Amortization of organization expenses             6,125
  Distribution Plan expenses                      551,872
  Miscellaneous expenses                            4,257
   Total expenses                               1,340,991
  Less: Reimbursement from Investment
   Adviser (Note 4)                              (189,871)
   Net expenses                                                   1,151,120
  Investment income--net (Note 1)                                 5,108,143
Realized and unrealized gain (loss) on
  investments and closed futures
  contracts--net:
  Realized loss on:
   Investments                                 (4,280,513)
   Closed futures contracts                      (471,235)
Realized loss on investments and closed
 futures contracts--net (Note 3)                                 (4,751,748)
Net unrealized appreciation
 (depreciation) on investments:
  Beginning of year                            (2,571,978)
  End of year                                   2,984,404
Net change in unrealized  appreciation
 (depreciation) on investments                                    5,556,382
Net gain on investments and closed
 futures contracts                                                  804,634
Net increase in net assets resulting
 from operations                                                $ 5,912,777

STATEMENTS OF CHANGES IN NET ASSETS

                                                                               Year Ended March 31,
                                                                              1995              1994
Operations:
 Investment income--net                                                   $  5,108,143      $ 3,315,430
 Realized loss on investments and closed futures contracts--net             (4,751,748)        (176,818)
 Net change in unrealized appreciation (depreciation) on investments         5,556,382       (4,019,726)
  Net increase (decrease) in net assets resulting from operations            5,912,777         (881,114)
 Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                           (2,468,849)      (2,499,499)
   Class B Shares                                                           (1,881,744)        (424,503)
   Class C Shares                                                             (757,551)        (391,428)
  In excess of investment income--net:
   Class A Shares                                                             (119,609)        (219,642)
   Class B Shares                                                             (331,735)         (71,955)
   Class C Shares                                                             (127,027)         (50,867)
  Realized gain on investments--net:
   Class A Shares                                                                    0         (705,182)
   Class B Shares                                                                    0         (175,428)
   Class C Shares                                                                    0         (154,938)
     Total distributions to shareholders                                    (5,686,515)      (4,693,442)
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                   6,022,911       12,571,766
 Proceeds from shares sold--Class B Shares                                  35,365,150       20,180,024
 Proceeds from shares sold--Class C Shares                                   6,570,695       13,049,614
 Payment for shares redeemed--Class A Shares                                (9,676,164)      (8,428,210)
 Payment for shares redeemed--Class B Shares                                (5,409,666)        (659,493)
 Payment for shares redeemed--Class C Shares                                (7,105,015)      (1,183,738)
 Net asset value of shares issued in reinvestment of distributions from:
  Investment income--net and in excess of investment income--net--
    Class A Shares                                                             712,811          716,146
  Investment income--net and in excess of investment income--net--
    Class B Shares                                                             829,201          189,337
  Investment income--net and in excess of investment income--net--
    Class C Shares                                                             385,988          192,140
  Realized gain on investments--net--Class A Shares                                  0          298,598
  Realized gain on investments--net--Class B Shares                                  0          104,951
  Realized gain on investments--net--Class C Shares                                  0           85,350
  Net increase in net assets resulting from capital share
    transactions                                                            27,695,911       37,116,485
  Total increase in net assets                                              27,922,173       31,541,929
Net assets:
 Beginning of year                                                          78,230,033       46,688,104
 End of year [Including accumulated distributions in excess of investment income--net as follows: March 1995--($445,095) and
   March 1994--($327,959)] (Note 1)                                       $106,152,206      $78,230,033

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5910

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5798

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5700

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone Massachusetts Tax Free Fund

SCHEDULE OF INVESTMENTS--March 31, 1995

                                                Coupon       Maturity       Principal         Market
                                                 Rate          Date          Amount            Value
MUNICIPAL BONDS (95.5%)
  Boston, Massachusetts, Metropolitan
   District, General Obligation                 5.900%      12/01/2009     $  695,000       $  709,942
  Massachusetts Bay Transportation
   Authority, General Transportation,
   Series A                                     7.000       03/01/2011        160,000          177,958
  Massachusetts Bay Transportation
   Authority, General Transportation,
   Series A                                     6.250       03/01/2012        400,000          412,580
  Massachusetts Bay Transportation
   Authority, Series B                          6.200       03/01/2016        425,000          432,446
  Massachusetts Educational Financing Loan
   Authority (AMBAC)                            6.000       01/01/2012        300,000          287,889
  Massachusetts Municipal Wholesale
   Electric, Power Supply Systems,
   Series B                                     6.750       07/01/2008        460,000          490,949
  Massachusetts State Health and
   Educational Facilities Authority,
   Daughters of Charity, Series D               6.100       07/01/2014        400,000          392,292
  Massachusetts State Health and
   Educational Facilities Authority,
   Holyoke Hospital, Series B                   6.500       07/01/2015        450,000          426,987
  Massachusetts State Health and
   Educational Facilities Authority,
   Massachusetts Institute of Technology,
   Series H                                     5.000       07/01/2023        200,000          171,468
  Massachusetts State Health and
   Educational Facilities Authority,
   McLean Hospital, Series C (FGIC)             6.500       07/01/2010        300,000          314,658
  Massachusetts State Health and
   Educational Facilities Authority, New
   England Deaconess Hospital                   6.875       04/01/2022        450,000          453,816
  Massachusetts State Health and
   Educational Facilities Authority, Smith
   College, Series D                            5.750       07/01/2016        350,000          336,658
  Massachusetts State Health and
   Educational Facilities Authority,
   Wellesley College                            5.375       07/01/2019        530,000          484,727
  Massachusetts State Health and
   Educational Facilities Authority,
   Winchester Hospital, Series D
   (Connie Lee)                                 5.750       07/01/2014        350,000          330,841
  Massachusetts State Health and
   Educational Facilities Authority,
   Youville Hospital, Series B                  6.000       02/15/2025        300,000          291,105
  Massachusetts State Housing Finance
   Agency, Series A (AMBAC)                     6.300       10/01/2013        200,000          199,936
  Massachusetts State Housing Finance
   Agency, Series A (AMBAC)                     6.600       07/01/2014        300,000          303,486
  Massachusetts State Housing Finance
   Agency, Series A (MBIA)                      5.950       12/01/2014        150,000          147,222
  Massachusetts State Housing Finance
   Agency, Series A                             6.300       10/01/2013        450,000          447,408
  Massachusetts State Industrial Finance
   Agency, Harvard Community Health Plan,
   Inc., Series B                               8.125       10/01/2017        165,000          177,855
  Massachusetts State Industrial Finance
   Agency, Solid Waste Disposal, Molten
   Metal Technology Project                     8.250       08/01/2014        250,000          255,608
  Massachusetts State Industrial Finance
   Agency, Solid Waste Disposal, Senior
   Lien, Massachusetts Recycling Assoc.         9.000       07/01/2016      1,000,000        1,041,980
  Massachusetts State General Obligation
   Consolidated Loan, Series B                  6.000       08/01/2013        100,000           99,534
  Massachusetts State Special Obligation,
   Series A (AMBAC)                             6.000       06/01/2013        250,000          250,383

  See Notes to Schedule of Investments. (Continued on next page)

                                      27

MUNICIPAL BONDS (continued)
  Massachusetts State Special Obligation,
   Series A (FGIC)                              5.700%      06/01/2010      $250,000        $   246,178
  Massachusetts State Water Resources
   Authority, Series C                          6.000       12/01/2011       770,000            774,620
  TOTAL MUNICIPAL BONDS (Cost--$9,477,448)                                                    9,658,526
TEMPORARY TAX-EXEMPT INVESTMENTS (0.9%)
  Massachusetts State Health and
   Educational Facilities Authority,
   (Capital Assets Program), Series D
   (MBIA) (Cost--$95,000) (a)                   3.800       01/01/2035        95,000             95,000
  TOTAL INVESTMENTS (Cost--$9,572,448) (b)                                                    9,753,526
  OTHER ASSETS AND LIABILITIES--NET (3.6%)                                                      360,334
  NET ASSETS (100.0%)                                                                       $10,113,860


Notes to Schedule of Investments:
(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) The cost of investments for federal income tax purposes amounted to $9,572,448. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $210,459
Gross unrealized depreciation         (29,381)
Net unrealized appreciation          $181,078

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.1700            $10.0000
Income from investment operations
Investment income--net                                        0.5337              0.0872
Net gain (loss) on investments and futures contracts          0.0120             (0.8241)
Total income from investment operations                       0.5457             (0.7369)
Less distributions from:
Investment income--net                                       (0.5257)            (0.0854)
In excess of investment income--net                                0             (0.0077)
Total distributions                                          (0.5257)            (0.0931)
Net asset value end of period                               $ 9.1900            $ 9.1700
Total return (c)                                                6.23%              (7.40%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           0.46%               0.35%(a)
Investment income--net                                          5.90%               5.07%(a)
Portfolio turnover rate                                           77%                  7%
Net assets end of period (thousands)                        $  1,974            $  1,472

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.93% and 3.22% (annualized) for the fiscal year ended March 31,1995, and for the period from February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.1900            $10.0000
Income from investment operations
Investment income--net                                        0.4877              0.0839
Net gain (loss) on investments and futures contracts         (0.0142)            (0.8008)
Total income from investment operations                       0.4735             (0.7169)
Less distributions from:
Investment income--net                                       (0.4723)            (0.0670)
In excess of investment income--net                          (0.0412)            (0.0261)
Total distributions                                          (0.5135)            (0.0931)
Net asset value end of period                               $ 9.1500            $ 9.1900
Total return (c)                                                5.41%              (7.20%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.24%               1.10%(a)
Investment income--net                                          5.15%               3.23%(a)
Portfolio turnover rate                                           77%                  7%
Net assets end of period (thousands)                        $  6,169            $  1,817

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.68%, and 4.60% (annualized) for the fiscal year ended March 31,1995, and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.1900            $10.0000
Income from investment operations
Investment income--net                                        0.4801              0.0807
Net gain (loss) on investments and futures contracts         (0.0244)            (0.7989)
Total income from investment operations                       0.4557             (0.7182)
Less distributions from:
Investment income--net                                       (0.4680)            (0.0738)
In excess of investment income--net                          (0.0377)            (0.0180)
Total distributions                                          (0.5057)            (0.0918)
Net asset value end of period                               $ 9.1400            $ 9.1900
Total return (c)                                                5.20%              (7.21%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.23%               1.10%(a)
Investment income--net                                          5.11%               4.28%(a)
Portfolio turnover rate                                           77%                  7%
Net assets end of period (thousands)                        $  1,971            $    369

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.68%, and 4.91% (annualized) for the fiscal year ended March 31,1995 and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

Assets:
  Investments at market value (identified
   cost-- $9,572,448) (Note 1)                       $ 9,753,526
  Cash                                                       116
  Receivable for:
   Investments sold                                      354,116
   Fund shares sold                                       50,585
   Interest                                              180,535
  Due from Investment Adviser (Note 4)                    12,726
  Unamortized organization expenses (Note 1)               9,045
  Prepaid expenses                                           373
   Total assets                                       10,361,022
Liabilities (Notes 2, 4, and 5):
  Payable for:
   Investments purchased                                 171,983
   Fund shares redeemed                                    3,032
   Income distributions                                   44,292
  Accrued reimbursable expenses                            2,399
  Other accrued expenses                                  25,456
   Total liabilities                                     247,162
  Net assets                                         $10,113,860
  Net assets represented by (Note 1):
   Paid-in capital                                   $10,280,917
   Undistributed investment income--net                   20,294
   Accumulated realized gains (losses) on
    investments--net                                    (368,429)
   Net unrealized appreciation on investments            181,078
    Total net assets                                 $10,113,860
  Net asset value per share (Note 2):
   Class A Shares ($9.19 on 214,903 shares
    outstanding)                                     $ 1,973,993
   Class B Shares ($9.15 on 674,296 shares
    outstanding)                                       6,168,640
   Class C Shares ($9.14 on 215,636 shares
    outstanding)                                       1,971,227
                                                     $10,113,860
  Offering price per share:
   Class A Shares (including sales charge of
    4.75%) (Note 1)                                  $      9.65
   Class B Shares                                    $      9.15
   Class C Shares                                    $      9.14

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

Investment Income:
  Interest                                                    $ 505,436
Expenses (Notes 1, 2 and 4):
  Management fee                              $  43,636
  Transfer agent fees                            15,568
  Custodian fees                                 22,909
  Accounting                                     17,498
  Auditing                                       11,060
  Legal                                           5,557
  Printing                                       17,044
  Registration fees                               6,653
  Amortization of organization expenses           1,432
  Distribution Plan expenses                     57,230
  Miscellaneous expenses                            606
   Total expenses                               199,193
  Less: Reimbursement from Investment
   Adviser (Note 4)                            (114,861)
   Net expenses                                                  84,332
  Investment income--net (Note 1)                               421,104
Realized and unrealized gain (loss) on
 investments and closed futures
 contracts--net:
  Realized loss on:
   Investments                                 (283,015)
   Closed futures contracts                     (67,330)
Realized gain (loss) on investments and
  closed futures contracts--net
 (Note 3)                                                      (350,345)
Net unrealized appreciation
 (depreciation) on investments:
   Beginning of year                           (233,997)
   End of year                                  181,078
  Net change in unrealized appreciation
   (depreciation) on investments                                415,075
Net gain on investments and closed
 futures contracts                                               64,730
Net increase in net assets resulting
 from operations                                              $ 485,834

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                    February 4, 1994
                                                                                      (Commencement
                                                                     Year Ended     of Operations) to
                                                                   March 31, 1995    March 31, 1994
Operations:
 Investment income--net                                             $   421,104        $   16,938
 Realized gain (loss) on investments and closed futures
  contracts--net                                                       (350,345)          (16,765)
 Net change in unrealized appreciation (depreciation) on
  investments                                                           415,075          (233,997)
  Net increase (decrease) in net assets resulting from
   operations                                                           485,834          (233,824)
Distributions to shareholders from (Notes 1 and 5):
 Investment income--net:
  Class A Shares                                                       (103,346)          (10,428)
  Class B Shares                                                       (230,929)           (4,687)
  Class C Shares                                                        (85,245)           (1,823)
 In excess of investment income--net:
  Class A Shares                                                              0              (942)
  Class B Shares                                                        (20,118)           (1,824)
  Class C Shares                                                         (6,857)             (445)
   Total distributions to shareholders                                 (446,495)          (20,149)
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                            1,279,775         1,681,688
 Proceeds from shares sold--Class B Shares                            4,802,858         1,926,809
 Proceeds from shares sold--Class C Shares                            1,731,526           401,620
 Payment for shares redeemed--Class A Shares                           (846,310)          (91,900)
 Payment for shares redeemed--Class B Shares                           (609,227)           (4,920)
 Payment for shares redeemed--Class C Shares                           (182,930)           (4,920)
 Net asset value of shares issued in reinvestment of
   distributions from:
    Investment income--net and in excess of investment
     income--net--Class A Shares                                         60,782             2,378
    Investment income--net and in excess of investment
     income--net--Class B Shares                                        125,304               160
    Investment income--net and in excess of investment
     income--net--Class C Shares                                         55,445               356
 Net increase in net assets resulting from capital share
  transactions                                                        6,417,223         3,911,271
    Total increase in net assets                                      6,456,562         3,657,298
Net assets:
 Beginning of period                                                  3,657,298                 0
 End of period [Including undistributed investment income--net
  (accumulated distributions in excess of investment
  income--net) as follows: March 1995--$20,294 and March
  1994--($1,803)] (Note 1)                                          $10,113,860        $3,657,298

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5257

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5135

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5057


In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone New York Insured Tax Free Fund
SCHEDULE OF INVESTMENTS--March 31, 1995

                                                 Coupon       Maturity       Principal         Market
                                                  Rate          Date           Amount           Value
MUNICIPAL BONDS (98.1%)
  Broome County, New York, Public Safety
   Facility (MBIA)                               5.250%      04/01/2015      $1,000,000      $  903,460
  Buffalo, New York, Series E                    6.500       12/01/2022         465,000         486,841
  Erie County, New York, Water Authority,
   Fourth Resolution (AMBAC) (effective
   yield 6.824%) (b)                             0.000       12/01/2017         440,000          86,715
  Metropolitan Transportation Authority, New
   York, Commuter Facilities, Series A
   (MBIA)                                        6.125       07/01/2014       1,400,000       1,414,518
  Nassau County, New York, Combined Sewer
   District, Series B                            6.000       05/01/2014         695,000         698,816
  New Rochelle, New York, General
   Obligation, Series B                          6.150       08/15/2017         600,000         616,482
  New York City, New York, General
   Obligation, Series A (FGIC)                   5.750       08/01/2010       1,090,000       1,066,816
  New York City, New York, Municipal Water
   Finance Authority, Water and Sewer
   System Series A (FGIC)                        7.000       06/15/2015       1,400,000       1,483,748
  New York, New York City, Educational
   Construction Fund, Senior Subordinate,
   Series B                                      5.500       10/01/2011         200,000         187,380
  New York Resources Recovery Agency,
   Series B                                      7.250       07/01/2011         100,000         112,827
  New York State Dormitory Authority, City
   University Systems (FGIC)                     7.000       07/01/2009         200,000         223,800
  New York State Dormitory Authority, City
   University, 3rd General Resources,
   Series 2 (MBIA)                               6.250       07/01/2019         575,000         583,475
  New York State Dormitory Authority,
   Fordham University (FGIC)                     5.750       07/01/2015         500,000         486,500
  New York State Dormitory Authority, Mount
   Sinai Medical School, Series A (MBIA)         5.000       07/01/2015         200,000         176,476
  New York State Dormitory Authority, Mount
   Sinai Medical School, Series A (MBIA)         5.000       07/01/2021         125,000         107,241
  New York State Dormitory Authority, State
   University Education Facilities (FGIC)        5.300       05/15/2010         100,000          93,449
  New York State Dormitory Authority, State
   University Educational Facilities,
   Series A (FSA)                                5.250       05/15/2015         600,000         545,754
  New York State Dormitory Authority, State
   University Educational Facilities
   (AMBAC)                                       5.875       05/15/2011         250,000         251,092
  New York State Dormitory Authority,
   University of Rochester Strong Memorial
   (MBIA)                                        5.500       07/01/2021         400,000         370,212
  New York State Energy, New York State
   Electric & Gas                                5.700       12/01/2028         160,000         147,690
  New York State Housing Finance Agency,
   Multi-family Mortgage, Series B (AMBAC)       6.250       08/15/2014         875,000         874,834
  New York State Medical Care Facilities
   Finance Agency, Mental Health Services
   Facilities                                    6.375       08/15/2014       1,000,000       1,023,410
  New York State Medical Care Facilities
   Finance Agency, Mental Health Services
   Facilities, Series A (FGIC)                   5.500       08/15/2021         165,000         151,477
  New York State Medical Care Facilities
   Finance Agency,
   St Mary's Hospital, Series A (AMBAC)          6.200       11/01/2014         200,000         203,306
  New York State Power Authority, Series CC
   (MBIA)                                        5.250       01/01/2018         500,000         452,550
  See Notes to Schedule of Investments. (Continued on next page)

                                      35

Municipal Bonds (continued)
  New York State Urban Development Corp.,
   Correctional Capital Facilities,
   Series A                                      6.500%      01/01/2009      $  600,000      $   609,540
  New York State Urban Development,
   Correctional Facilities, Series A
   (AMBAC)                                       5.000       01/01/2017         500,000          430,895
  Niagara Falls, New York, Public
   Improvement (MBIA)                            7.500       03/01/2016         750,000          899,190
  Niagara Falls, New York, Public
   Improvement (MBIA)                            7.500       03/01/2017         750,000          897,547
  Niagara, New York, Frontier Transportation
   Authority, Greater Buffalo International
   Airport (AMBAC)                               6.125       04/01/2014         100,000          100,230
  Rochester, New York, General Obligation,
   Series A (AMBAC)                              5.000       08/15/2018         140,000          125,254
  Suffolk County, New York, Industrial
   Development Agency, Southwest Sewer
   Systems (FGIC)                                6.000       02/01/2008       1,000,000        1,031,190
  Tioga County, New York, Public Improvement
   (FGIC)                                        5.400       03/15/2010         240,000          232,044
  Triborough Bridge and Tunnel Authority,
   New York, General Purpose, Series X           6.625       01/01/2012         555,000          600,987
  Westchester County, New York, Industrial
   Development Resource Recovery, Series A
   (AMBAC)                                       5.750       07/01/2009         100,000           97,774
TOTAL MUNICIPAL BONDS (Cost--$17,216,118)                                                     17,773,520
TEMPORARY TAX-EXEMPT INVESTMENTS (0.2%)
  New York City Municipal Water and Finance
   Authority, Water and Sewer Systems,
   Series C (FGIC) (Cost--$45,000) (a)           4.600       06/15/2023          45,000           45,000
TOTAL INVESTMENTS (Cost--$17,261,118) (c)                                                     17,818,520
OTHER ASSETS AND LIABILITIES--NET (1.7%)                                                         301,682
NET ASSETS (100.0%)                                                                          $18,120,202

Notes to Schedule of Investments:

(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) Effective yield (calculated at the date of purchase) is the yield at which the bond accretes on an accrual basis until maturity.
(c) The cost of investments for federal income tax purposes amounted to $17,303,918. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $530,070
Gross unrealized depreciation         (15,468)
Net unrealized appreciation          $514,602

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
FSA--Financial Security Assistance
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.3200            $10.0000
Income from investment operations
Investment income--net                                        0.5192              0.0862
Net gain (loss) on investments and futures contracts          0.1154             (0.6748)
Total income from investment operations                       0.6346             (0.5886)
Less distributions from:
Investment income--net                                       (0.5146)            (0.0784)
In excess of investment income--net                                0             (0.0130)
Total distributions                                          (0.5146)            (0.0914)
Net asset value end of period                               $ 9.4400            $ 9.3200
Total return (c)                                                7.08%              (5.91%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           0.50%               0.35%(a)
Investment income--net                                          5.48%               3.85%(a)
Portfolio turnover rate                                           77%                 14%
Net assets end of period (thousands)                        $  3,323            $    680

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.59% and 4.44% (annualized) for the fiscal year ended March 31, 1995, and for the period from February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.3200            $10.0000
Income from investment operations
Investment income--net                                        0.4763              0.0812
Net gain (loss) on investments and futures contracts          0.0862             (0.6698)
Total income from investment operations                       0.5625             (0.5886)
Less distributions from:
Investment income--net                                       (0.4548)            (0.0620)
In excess of investment income--net                          (0.0477)            (0.0294)
Total distributions                                          (0.5025)            (0.0914)
Net asset value end of period                               $ 9.3800            $ 9.3200
Total return (c)                                                6.28%              (5.91%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.25%               1.10%(a)
Investment income--net                                          4.78%               3.01%(a)
Portfolio turnover rate                                           77%                 14%
Net assets end of period (thousands)                        $ 11,907            $  2,276

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.35% and 5.60% (annualized) for the fiscal year ended March 31, 1995, and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                            February 4, 1994
                                                                             (Commencement
                                                           Year Ended      of Operations) to
                                                         March 31, 1995      March 31, 1994
Net asset value beginning of period                         $ 9.3100            $10.0000
Income from investment operations
Investment income--net                                        0.4828              0.0736
Net gain (loss) on investments and futures contracts          0.0710             (0.6735)
Total income from investment operations                       0.5538             (0.5999)
Less distributions from:
Investment income--net                                       (0.4579)            (0.0664)
In excess of investment income--net                          (0.0359)            (0.0237)
Total distributions                                          (0.4938)            (0.0901)
Net asset value end of period                               $ 9.3700            $ 9.3100
Total return (c)                                                6.18%              (6.02%)
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                           1.26%               1.10%(a)
Investment income--net                                          4.88%               3.71%(a)
Portfolio turnover rate                                           77%                 14%
Net assets end of period (thousands)                        $  2,890            $    255

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.32%, and 5.13% (annualized) for the fiscal year ended March 31, 1995, and for the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

Assets:
  Investments at market value (identified
   cost-- $17,261,118) (Note 1)                      $17,818,520
  Cash                                                     4,516
  Receivable for:
   Fund shares sold                                      125,249
   Interest                                              314,035
  Due from Investment Adviser (Note 4)                     9,698
  Unamortized organization expenses (Note 1)               2,390
  Prepaid expenses                                           606
   Total assets                                       18,275,014
Liabilities (Notes 2, 4, and 5):
  Payable for:
   Fund shares redeemed                                   53,211
   Income distributions                                   76,467
  Accrued reimbursable expenses                            2,600
  Other accrued expenses                                  22,534
   Total liabilities                                     154,812
Net assets                                           $18,120,202
  Net assets represented by (Note 1):
   Paid-in capital                                   $17,941,234
   Undistributed investment income--net                   25,850
   Accumulated realized gains (losses) on
    investments--net                                    (404,284)
   Net unrealized appreciation on investments            557,402
   Total net assets                                  $18,120,202
  Net asset value per share (Note 2):
   Class A Shares ($9.44 on 352,186 shares
    outstanding)                                     $ 3,323,045
   Class B Shares ($9.38 on 1,269,971 shares
    outstanding)                                      11,906,675
   Class C Shares ($9.37 on 308,360 shares
    outstanding)                                       2,890,482
                                                     $18,120,202
  Offering price per share:
   Class A Shares (including sales charge of
    4.75%) (Note 1)                                  $      9.91
   Class B Shares                                    $      9.38
   Class C Shares                                    $      9.37

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

Investment Income:
  Interest                                                   $ 700,194
Expenses (Notes 1, 2 and 4):
  Management fee                             $  63,808
  Transfer agent fees                           25,831
  Custodian fees                                23,968
  Accounting                                    17,698
  Auditing                                      11,066
  Legal                                          5,454
  Printing                                      15,797
  Registration fees                              2,682
  Amortization of organization expenses            268
  Distribution Plan expenses                    89,147
  Miscellaneous expenses                           601
   Total expenses                              256,320
  Less: Reimbursement from Investment
   Adviser (Note 4)                           (126,754)
  Net expenses                                                 129,566
Investment income--net (Note 1)                                570,628
  Realized and unrealized gain (loss) on
   investments and closed futures
   contracts--net
  Realized loss on:
   Investments                                (272,389)
   Closed futures contracts                   (120,843)
  Realized gain (loss) on investments
    and closed futures contracts--net
    (Note 3)                                                  (393,232)
Net unrealized appreciation
 (depreciation) on investments:
  Beginning of year                           (141,597)
  End of year                                  557,402
  Net change in unrealized appreciation
   (depreciation) on investments                               698,999
  Net gain on investments and closed
    futures contracts                                          305,767
  Net increase in net assets resulting
    from operations                                          $ 876,395

See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                 February 4, 1994
                                                                                                  (Commencement
                                                                                Year Ended      of Operations) to
                                                                              March 31, 1995      March 31, 1994
Operations:
  Investment income--net                                                        $   570,628         $    8,803
  Realized gain (loss) on investments and closed futures contracts--net            (393,232)           (10,721)
  Net change in unrealized appreciation (depreciation) on investments               698,999           (141,597)
   Net increase (decrease) in net assets resulting from operations                  876,395           (143,515)
Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                                  (110,893)            (2,291)
   Class B Shares                                                                  (372,207)            (5,248)
   Class C Shares                                                                   (86,125)            (1,264)
  In excess of investment income--net:
   Class A Shares                                                                         0               (380)
   Class B Shares                                                                   (39,019)            (2,489)
   Class C Shares                                                                    (6,749)              (452)
    Total distributions to shareholders                                            (614,993)           (12,124)
Capital share transactions (Note 2):
  Proceeds from shares sold--Class A Shares                                       2,912,705            872,036
  Proceeds from shares sold--Class B Shares                                      10,641,995          2,543,473
  Proceeds from shares sold--Class C Shares                                       2,663,844            429,008
  Payment for shares redeemed--Class A Shares                                      (389,013)          (159,452)
  Payment for shares redeemed--Class B Shares                                    (1,379,298)          (160,779)
  Payment for shares redeemed--Class C Shares                                      (128,154)          (157,276)
  Net asset value of shares issued in reinvestment of distributions from:
   Investment income--net and in excess of investment income--net--
    Class A Shares                                                                   46,401                 43
   Investment income--net and in excess of investment income--net--
    Class B Shares                                                                  220,338                  0
   Investment income--net and in excess of investment income--net--
    Class C Shares                                                                   58,568                  0
  Net increase in net assets resulting from capital share transactions           14,647,386          3,367,053
   Total increase in net assets                                                  14,908,788          3,211,414
Net assets:
  Beginning of period                                                             3,211,414                  0
  End of period [Including undistributed investment income--net
   (accumulated distributions in excess of investment income--net) as
   follows: March 1995-- $25,850 and March 1994--($1,759)] (Note 1)             $18,120,202         $3,211,414

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5146

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5025

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.4938

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone Pennsylvania Tax Free Fund
SCHEDULE OF INVESTMENTS--March 31, 1995

                                                    Coupon       Maturity       Principal          Market
                                                     Rate          Date           Amount           Value
MUNICIPAL BONDS (95.5%)
  Allegheny County, Pennsylvania, Airport
   Revenue, Greater Pittsburgh International
   Airport                                           6.625%     01/01/2022      $  750,000       $  766,155
  Allegheny County, Pennsylvania, Finance
   Authority, Single Family Mortgage, Series Y       6.600      11/01/2014       1,000,000        1,017,700
  Allegheny County, Pennsylvania, Industrial
   Development Authority, Environmental
   Improvement, USX Corp.                            6.700      12/01/2020       2,000,000        1,985,060
  Allentown, Pennsylvania, Area Hospital
   Authority, Sacred Heart Hospital of
   Allentown, Series A                               6.750      11/15/2014       1,000,000          933,620
  Beaver County, Pennsylvania, Industrial
   Development Authority, Pollution Control,
   Ohio Edison Co. Project, Series A                 7.750      09/01/2024       1,170,000        1,213,430
  Bethlehem, Pennsylvania, Authority Water
   Revenue Refunding (MBIA)                          5.200      11/15/2021       2,600,000        2,293,616
  Bucks County, Pennsylvania, Industrial
   Development Authority, Personal Care             10.000      05/15/2019       5,100,000        7,764,546
  Cambria County, Pennsylvania, Series A (FGIC)      6.625      08/15/2012       4,485,000        4,745,265
  Central Bucks, Pennsylvania, School District,
   Series A                                          6.900      11/15/2013       1,000,000        1,070,440
  Delaware County, Pennsylvania, Industrial
   Development Authority, Pollution Control,
   Philadelphia Electric Co., Series A               7.375      04/01/2021         850,000          893,614
  Erie County, Pennsylvania, Industrial
   Development Authority, Environmental
   Improvement, International Paper Co.
   Project, Series A                                 7.625      11/01/2018         500,000          539,555
  Guam Airport Authority, Series B                   6.400      10/01/2005         500,000          506,990
  Hazleton, Pennsylvania, Area School District,
   Comp. Interest, Series B (eff. yield
   6.30%)(b)                                         0.000      03/01/2018       5,265,000        1,308,563
  Lehigh County, Pennsylvania, General Purpose
   Authority, Good Shepherd Rehabilitation
   Hospital                                          7.500      11/15/2021       1,000,000        1,010,630
  Lehigh County, Pennsylvania, General Purpose
   Authority,
   Lehigh Valley Hospital, Series A (MBIA)           7.000      07/01/2016       1,250,000        1,384,387
  Mon Valley, Pennsylvania, Sewage Revenue
   (MBIA)                                            6.550      11/01/2019       1,305,000        1,372,429
  Montgomery County, Pennsylvania, Higher
   Education and Health Authority,
   Northwestern Corp.                                7.000      06/01/2012         700,000          666,631
  Montgomery County, Pennsylvania, Industrial
   Development, Pollution Control,
   Philadelphia Electric Co.                         7.600      04/01/2021         950,000          999,210
  Norristown, Pennsylvania, Municipal Waste
   Authority, Sewer Revenue (FGIC)                   5.125      11/15/2023       1,250,000        1,104,312
  Northumberland County, Pennsylvania,
   Commonwealth Lease (eff. yield 6.82%)
   (MBIA)(b)                                         0.000      10/15/2012       4,200,000        1,467,732
  Pennsylvania Economic Development Financing
   Authority Resources Recovery, Colver
   Project, Series D                                 7.150      12/01/2018       3,000,000        3,034,710
  Pennsylvania Economic Development Financing
   Authority, Resources Recovery, Colver
   Project, Series D                                 7.125      12/01/2015       1,200,000        1,216,296
  Pennsylvania Economic Development Financing
   Authority, Resources Recovery, Northhampton
   University Project                                6.500      01/01/2013       4,500,000        4,166,910
  See Notes to Schedule of Investments.                                               (Continued on next page)

                                      43

MUNICIPAL BONDS (continued)
  Pennsylvania General Obligation                   5.375%      04/15/2011      $2,500,000      $ 2,362,000
  Pennsylvania General Obligation                   5.375       05/01/2013       1,300,000        1,209,429
  Pennsylvania General Obligation (MBIA)            5.600       06/15/2013       1,000,000          961,150
  Pennsylvania Housing Finance Agency, Single
   Family Mortgage, Series 40                       6.800       10/01/2015         750,000          760,868
  Pennsylvania Housing Finance Agency, Single
   Family Mortgage, Series 33                       6.900       04/01/2017       1,000,000        1,029,170
  Pennsylvania Housing Finance Agency, Single
   Family Mortgage,
   Series 34 A (FHA/FNMA)                           6.850       04/01/2016       1,500,000        1,538,700
  Pennsylvania Intergovernmental Cooperation
   Authority,
   Special Tax, City of Philadelphia Funding
   Program                                          6.800       06/15/2022       2,500,000        2,752,850
  Pennsylvania Intergovernmental Cooperative
   Authority, Special Tax
   Philadelphia Funding Program (FGIC)              6.750       06/15/2021       1,000,000        1,063,030
  Pennsylvania State Higher Educational
   Facilities Authority,
   Thomas Jefferson University, Series A            6.625       08/15/2009       1,450,000        1,522,790
  Pennsylvania State Industrial Development
   Authority, Economic Development (AMBAC)          7.000       01/01/2006       1,500,000        1,683,705
  Pennsylvania State Industrial Development
   Authority, Economic Development (AMBAC)          7.000       07/01/2006       1,000,000        1,126,680
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Albert
   Einstein Medical Center                          7.625       04/01/2011         900,000          954,171
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Albert
   Einstein Medical Center                          7.000       10/01/2021         945,000          971,819
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Graduate
   Health Systems Education Facilities              7.250       07/01/2018       1,225,000        1,223,371
  Philadelphia, Pennsylvania, Hospital and
   Higher Education Facilities, Temple
   University Hospital, Series A                    6.625       11/15/2023       2,300,000        2,254,943
  Puerto Rico Commonwealth Highway and
   Transportation Authority, Series W               5.500       07/01/2017       1,500,000        1,362,105
  Puerto Rico Commonwealth Highway and
   Transportation Authority, Series W               5.250       07/01/2020       1,000,000          867,950
  Puerto Rico Commonwealth Highway Authority,
   Series Q                                         7.750       07/01/2010         325,000          371,498
  Scranton--Lackawanna, Pennsylvania, Health
   And Welfare Authority, Allied Services
   Rehabilitation Facility                          7.600       07/15/2020       1,000,000          991,870
  University of Pittsburgh, Pennsylvania,
   University Capital Project, Series A (MBIA)      6.250       06/01/2012       1,000,000        1,021,710
  TOTAL MUNICIPAL BONDS (Cost--$65,481,556)                                                      67,491,610
  TEMPORARY TAX-EXEMPT INVESTMENTS (2.5%)
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series B (AMBAC) (a)          4.000       12/01/2020         225,000          225,000
  See Notes to Financial Statements.

                                      44

TEMPORARY TAX-EXEMPT INVESTMENTS (continued)
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series F (AMBAC) (a)          4.000%      12/01/2020       $500,000       $   500,000
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series H (AMBAC) (a)          4.000       12/01/2020        225,000           225,000
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series K (AMBAC) (a)          4.000       12/01/2020        400,000           400,000
  Sayre County, Pennsylvania Health Care
   Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital
   Financing Project) Series M (AMBAC) (a)          4.000       12/01/2020        430,000           430,000
  TOTAL TEMPORARY TAX-EXEMPT INVESTMENTS
   (Cost--$1,780,000)                                                                             1,780,000
  TOTAL INVESTMENTS (Cost--$67,261,556) (c)                                                      69,271,610
  OTHER ASSETS AND LIABILITIES--NET (2.0%)                                                        1,394,617
  NET ASSETS (100.0%)                                                                           $70,666,227


Notes to Schedule of Investments:
(a) Variable or floating rate instruments with periodic demand features. The fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) Effective yield (calculated at date of purchase) is the yield at which the bond accretes on an annual basis until maturity date.
(c) The cost of investments for federal income tax purposes amount to $67,351,319. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $2,153,788
Gross unrealized depreciation          (233,497)
Net unrealized appreciation          $1,920,291

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Idemnity Corp.
FGIC--Federal Guaranty Insurance Co.
FHA--Federal Housing Authority
FNMA--Federal National Mortgage Association
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                                  December 27,
                                                                                                      1990
                                                        Year Ended March 31,                    (Commencement of
                                                                                                 Operations) to
                                           1995          1994          1993          1992        March 31, 1991
Net asset value beginning of period      $11.0100      $11.4200      $10.7100      $10.2500         $10.0000
Income from investment operations
Investment income--net                     0.6070        0.6161        0.6349        0.7426           0.1806
Net gain (loss) on investments and
  futures contracts                       (0.0918)      (0.2990)       0.7499        0.4600           0.2500
Total income from investment
  operations                               0.5152        0.3171        1.3848        1.2026           0.4306
Less distributions from:
Investment income--net                    (0.6070)      (0.6195)      (0.6349)      (0.7426)         (0.1806)
In excess of investment income--net
  (c)                                     (0.0082)      (0.0376)      (0.0199)            0                0
Realized gain on investments--net               0       (0.0633)      (0.0200)            0                0
In excess of realized gain on
  investments--net                              0       (0.0067)            0             0                0
Total distributions                       (0.6152)      (0.7271)      (0.6748)      (0.7426)         (0.1806)
Net asset value end of period            $10.9100      $11.0100      $11.4200      $10.7100         $10.2500
Total return (d)                             4.91%         2.58%        13.30%        12.07%            4.37%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses
  (b)                                        0.75%         0.75%         0.68%         0.65%            0.65%(a)
Investment income--net                       5.65%         5.27%         5.66%         6.92%            6.84%(a)
Portfolio turnover rate                        97%           37%           20%           13%               8%
Net assets end of period (thousands)     $ 30,450      $ 30,560      $ 35,502      $ 12,914         $  2,979

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.05%, 1.06%, 1.16%, 1.68%, and 3.19% annualized for the fiscal years ended March 31, 1995, 1994, 1993, 1992, and for the period from December 27, 1990 (Commencement of Operations) to March 31, 1991, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.9800      $11.4200           $11.2000
Income from investment operations
Investment income--net                                      0.5369        0.5556             0.0809
Net gain (loss) on investments and futures contracts       (0.1039)      (0.3390)            0.2359
Total income from investment operations                     0.4330        0.2166             0.3168
Less distributions from:
Investment income--net                                     (0.5255)      (0.5201)           (0.0809)
In excess of investment income--net (c)                    (0.0775)      (0.0665)           (0.0159)
Realized gain on investments--net                                0       (0.0343)                 0
In excess of realized gain on investments--net                   0       (0.0357)                 0
Total distributions                                        (0.6030)      (0.6566)           (0.0968)
Net asset value end of period                             $10.8100      $10.9800           $11.4200
Total return (d)                                              4.15%         1.70%              2.82%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.89%         4.32%              3.44%(a)
Portfolio turnover rate                                         97%           37%                20%
Net assets end of period (thousands)                      $ 30,657      $ 21,958           $  2,543

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.80%, 1.81% and 1.69% (annualized) for the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $11.0000      $11.4200           $11.2000
Income from investment operations
Investment income--net                                      0.5273        0.5462             0.0710
Net gain (loss) on investments and futures contracts       (0.1035)      (0.3217)            0.2448
Total income from investment operations                     0.4238        0.2245             0.3158
Less distributions from:
Investment income--net                                     (0.5244)      (0.5219)           (0.0710)
In excess of investment income--net (c)                    (0.0694)      (0.0526)           (0.0248)
Realized gain on investments--net                                0       (0.0337)                 0
In excess of realized gain on investments--net                   0       (0.0363)                 0
Total distributions                                        (0.5938)      (0.6445)           (0.0958)
Net asset value end of period                             $10.8300      $11.0000           $11.4200
Total return (d)                                              4.05%         1.78%              2.81%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.50%              1.50%(a)
Investment income--net                                        4.90%         4.33%              2.50%(a)
Portfolio turnover rate                                         97%           37%                20%
Net assets end of period (thousands)                      $  9,559      $  9,385           $    952

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 1.80%, 1.90% and 1.60% the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net." Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net." For the fiscal years ended prior to April 1, 1993 distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

  ASSETS:
  Investments at market value (identified cost--
   $67,261,556) (Note 1)                               $69,271,610
  Cash                                                       4,190
  Receivable for:
   Fund shares sold                                        307,524
   Interest                                              1,440,618
  Due from Investment Adviser (Note 4)                      19,417
  Unamortized organization expenses (Note 1)                 4,713
  Prepaid expenses                                           4,230
   Total assets                                         71,052,302
  Liabilities (Notes 2, 4, and 5):
  Payable for:
   Fund shares redeemed                                     20,490
   Income Distributions                                    329,303
  Accrued reimbursable expenses                              2,662
  Other accrued expenses                                    33,620
   Total liabilities                                       386,075
  Net assets                                           $70,666,227
  Net assets represented by (Note 1):
  Paid-in capital                                      $72,310,612
  Accumulated distributions in excess of
   investment income--net                                 (106,519)
  Accumulated realized gains (losses) on
   investments--net                                     (3,547,920)
  Net unrealized appreciation on investments             2,010,054
   Total net assets                                    $70,666,227
  Net asset value per share (Note 2):
  Class A Shares ($10.91 on 2,791,272 shares
   outstanding)                                        $30,450,398
  Class B Shares ($10.81 on 2,836,903 shares
   outstanding)                                         30,657,215
  Class C Shares ($10.83 on 882,307 shares
   outstanding)                                          9,558,614
                                                       $70,666,227
  Offering price per share:
  Class A Shares (including sales charge of
   4.75%) (Note 1)                                     $     11.45
  Class B Shares                                       $     10.81
  Class C Shares                                       $     10.83

See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

 Investment Income:
  Interest                                                     $ 4,260,404
  Expenses (Notes 1, 2 and 4):
  Management fee                             $   357,852
  Transfer agent fees                            108,073
  Custodian fees                                  54,701
  Accounting                                      20,909
  Auditing                                        13,919
  Legal                                            8,725
  Printing                                        13,444
  Registration fees                                9,924
  Amortization of organization expenses            6,368
  Distribution Plan expenses                     370,882
  Miscellaneous expenses                           6,940
   Total expenses                                971,737
  Less: Reimbursement from Investment
   Adviser (Note 4)                             (200,357)
   Net expenses                                                    771,380
  Investment income--net (Note 1)                                3,489,024
Realized and unrealized gain (loss) on
 investments and closed futures
 contracts--net
  Realized loss on:
   Investments                                (2,887,427)
   Closed futures contracts                     (655,075)
  Realized gain (loss) on investments
    and closed futures contracts--net
    (Note 3)                                                    (3,542,502)
Net unrealized appreciation
 (depreciation) on investments
   Beginning of year                            (908,692)
   End of year                                 2,010,054
Net change in unrealized appreciation
 (depreciation) on investments                                   2,918,746
Net loss on investments and closed
 futures contracts                                                (623,756)
Net increase in net assets resulting
 from operations                                               $ 2,865,268

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                  Year Ended March 31,
                                                                                 1995              1994
Operations:
  Investment income--net                                                     $ 3,489,024       $  2,629,409
  Realized gain (loss) on investments and closed futures contracts--net       (3,542,502)           260,203
  Net change in unrealized appreciation (depreciation) on investments          2,918,746         (2,810,110)
   Net increase (decrease) in net assets resulting from operations             2,865,268             79,502
  Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                             (1,714,136)        (1,799,163)
   Class B Shares                                                             (1,329,520)          (559,910)
   Class C Shares                                                               (445,368)          (270,336)
  In excess of investment income--net:
   Class A Shares                                                                (23,117)          (109,066)
   Class B Shares                                                               (196,143)           (71,503)
   Class C Shares                                                                (58,900)           (27,275)
  Realized gain on investments--net:
   Class A Shares                                                                      0           (190,387)
   Class B Shares                                                                      0            (46,226)
   Class C shares                                                                      0            (23,591)
  In excess of realized gain on investments--net:
   Class A Shares                                                                      0            (20,150)
   Class B Shares                                                                      0            (48,235)
   Class C Shares                                                                      0            (25,409)
    Total distributions to shareholders                                       (3,767,184)        (3,191,251)
Capital share transactions (Note 2):
  Proceeds from shares sold--Class A Shares                                    4,586,195          9,860,800
  Proceeds from shares sold--Class B Shares                                   11,181,757         20,840,298
  Proceeds from shares sold--Class C Shares                                    3,274,301          9,480,902
  Payment for shares redeemed--Class A Shares                                 (5,294,580)       (14,642,422)
  Payment for shares redeemed--Class B Shares                                 (2,964,040)          (460,192)
  Payment for shares redeemed--Class C Shares                                 (3,313,655)          (686,320)
  Net asset value of shares issued in reinvestment of distributions from:
   Investment income--net and in excess of investment income--net--
   Class A Shares                                                                942,252            856,370
   Investment income--net and in excess of investment income--net--
   Class B Shares                                                                877,275            331,750
   Investment income--net and in excess of investment income--net--
   Class C Shares                                                                375,859            200,252
   Realized gain from investments--net and in excess of realized gain
   from investments--net--Class A Shares                                               0            126,877
   Realized gain from investments--net and in excess of realized gain
   from investments--net--Class B Shares                                               0             68,449
   Realized gain from investments--net and in excess of realized gain
   from investments--net--Class C Shares                                               0             40,740
  Net increase in net assets resulting from capital share transactions         9,665,364         26,017,504
    Total increase in net assets                                               8,763,448         22,905,755
Net assets:
  Beginning of year                                                           61,902,779         38,997,024
  End of year [Including accumulated distributions in excess of investment income--net as follows: March 1995--($106,519) and
   March 1994--($108,524)] (Note 1)                                          $70,666,227       $ 61,902,779

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.6152

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.6030

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5938

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone Texas Tax Free Fund
SCHEDULE OF INVESTMENTS--March 31, 1995

                                                 Coupon     Maturity    Principal      Market
                                                  Rate        Date        Amount        Value
MUNICIPAL BONDS (99.2%)
  Bear County, Texas, Health Facilities
   Development Corp., Southwest Methodist
   Hospital (AMBAC)                              6.750%    11/01/2021    $ 50,000    $   53,527
  Brazos County, Texas, Health Facilities
   Development Corp.,
   St. Joseph's Hospital                         6.000     01/01/2013     200,000       182,940
  Brazos County, Texas, Higher Education
   Authority Incorporated- Student Loan
   Revenue, Series A (AMT)                       6.500     06/01/2004     250,000       258,942
  Brownsville, Texas, Utilities System
   Revenue (MBIA)                                6.250     09/01/2014     160,000       165,830
  Circle C Municipal Utility District #3,
   Texas (FGIC)                                  6.500     11/15/2009      50,000        51,500
  Coppell, Texas, Independent School District
   (FGIC)                                        7.700     08/15/2004      40,000        47,168
  Harris County, Texas, Toll Road (FGIC)         6.500     08/15/2011      50,000        54,282
  Harris County, Texas, Health Facilities,
   Memorial Hospital System                      7.125     06/01/2015     475,000       491,340
  Houston, Texas, Airport Senior Lien (AMT)      8.200     07/01/2017     160,000       176,626
  Lower Colorado River Authority                 5.375     01/01/2016     345,000       309,344
  Matagorda County, Texas, Navigation
   District 1, Central Power and Light
   Project                                       6.000     07/01/2028     175,000       165,410
  Midland County, Texas, Hospital District
   (effective yield 7.95%) (b)                   0.000     06/01/2007     160,000        70,386
  Puerto Rico Electric Power Authority, Power
   Revenue                                       6.000     07/01/2016      50,000        48,359
  Puerto Rico Industrial, Tourist,
   Educational, Medical, Environmental
   Control Facilities Finance Authority,
   Polytechnic University of Puerto Rico
   Project                                       5.700     08/01/2013     150,000       134,103
  Puerto Rico Telephone Authority                5.400     01/01/2008     150,000       145,762
  Puerto Rico, General Obligation                7.700     07/01/2020      40,000        45,832
  San Antonio, Texas, Electric and Gas
   Revenue                                       6.000     02/01/2014     100,000        99,085
  San Antonio, Texas, Electric and Gas
   Revenue, Series B                             6.000     02/01/2014      50,000        49,543
  Texas Housing Agency, Single Family
   Mortgage Revenue                              8.200     03/01/2016     170,000       175,372
  Texas Municipal Power Agency (MBIA)            6.100     09/01/2009     130,000       134,889
  Texas State Public Finance Authority,
   Technical College (MBIA)                      6.250     08/01/2009     310,000       325,181
  Texas State Public Finance Authority
   Building Revenue,
   Series A (AMBAC)                              5.750     02/01/2015     500,000       486,075
  Titus County, Texas, Water District #1,
   Fresh Water Supply, Southwestern Electric
   Power                                         8.200     08/01/2011      45,000        51,282
  University of Texas, Permanent University
   Fund                                          6.500     07/01/2011      25,000        26,016
  University of Texas, University Revenue,
   Series B                                      6.750     08/15/2013     180,000       189,250
  Westside Calhoun County, Texas, Navigation
   District, Union Carbide Co.                   6.500     12/01/2008      50,000        50,000
TOTAL MUNICIPAL BONDS (Cost--$3,941,643)                                              3,988,044

  See Notes to Schedule of Investments.                                 (Continued on next page)

                                      52

TEMPORARY TAX-EXEMPT INVESTMENT (0.1%)
  Texas Department of Housing and Community
   Affairs, Multi- Family Housing Revenue
   Refunding Bonds (High Point III
   Development) Series 1993A
   (Cost--$5,000)(a)                             4.050%    02/01/2023     $5,000     $    5,000
TOTAL INVESTMENTS (Cost--$3,946,643) (c)                                              3,993,044
OTHER ASSETS AND LIABILITIES--NET (0.7%)                                                 28,558
NET ASSETS (100.0%)                                                                  $4,021,602

Notes to Schedule of Investments:
(a) Variable or floating rate instrument with periodic demand feature. The Fund is entitled to full payment of principal and interest upon surrendering the security to the issuing agent according to the terms of the demand feature.
(b) Effective yield is the yield at which the bond accretes on an annual basis until its maturity. All zero coupon bonds are non-callable.
(c) The cost of investments for federal income tax purposes is $3,969,406. Gross unrealized appreciation and depreciation of investments, based on identified tax cost, at March 31, 1995 are as follows:

Gross unrealized appreciation        $ 85,247
Gross unrealized depreciation         (61,609)
Net unrealized appreciation          $ 23,638

LEGEND OF PORTFOLIO ABBREVIATIONS:
AMBAC--AMBAC Indemnity Corp.
AMT--Subject to Alternative Minimum Tax
FGIC--Federal Guaranty Insurance Co.
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                             March 2, 1992
                                                                                            (Commencement of
                                                           Year Ended March 31,              Operations) to
                                                     1995          1994          1993        March 31, 1992
Net asset value beginning of period                $10.1300      $10.6400      $10.0300         $10.0000
Income from investment operations
Investment income--net                               0.5611        0.5991        0.6176           0.0518
Net gain (loss) on investments and futures
  contracts                                         (0.0101)      (0.4039)       0.6066           0.0300
Total income from investment operations              0.5510        0.1952        1.2242           0.0818
Less distributions from:
Investment income--net                              (0.5310)      (0.5952)      (0.6142)         (0.0518)
In excess of realized gain on
  investments--net (c)                                    0       (0.1100)            0                0
Total distributions                                 (0.5310)      (0.7052)      (0.6142)         (0.0518)
Net asset value end of period                      $10.1500      $10.1300      $10.6400         $10.0300
Total return (d)                                       5.66%         1.60%        12.51%            0.82%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                  0.75%         0.29%         0.68%            0.65%(a)
Investment income--net                                 5.56%         5.51%         5.79%            5.95%(a)
Portfolio turnover rate                                  58%           56%           62%              19%
Net assets end of period (thousands)               $  1,635      $  1,916      $  2,194         $  1,063

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 2.57%, 3.48%, 3.84%, and 1.93% (annualized) for the fiscal years ended March 31, 1995, 1994, 1993, and the period from March 2, 1992 (Commencement of Operations) to March 31, 1992, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net". Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net". For the period March 2, 1992 (Date of Initial Public Offering) to March 31, 1992, distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                            1995          1994          March 31, 1993
Net asset value beginning of period                       $10.0800      $10.6600           $10.5300
Income from investment operations
Investment income--net                                      0.4809        0.5091             0.0822
Net gain (loss) on investments and futures contracts        0.0038       (0.4515)            0.1352
Total income from investment operations                     0.4847        0.0576             0.2174
Less distributions from:
Investment income--net                                     (0.4758)      (0.4751)           (0.0822)
In excess of investment income--net (c)                    (0.0389)      (0.0525)           (0.0052)
In excess of realized gain on investments--net                   0       (0.1100)                 0
Total distributions                                        (0.5147)      (0.6376)           (0.0874)
Net asset value end of period                             $10.0500      $10.0800           $10.6600
Total return (d)                                              5.01%         0.29%              2.06%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.47%              1.50%(a)
Investment income--net                                        4.80%         4.37%              4.26%(a)
Portfolio turnover rate                                         58%           56%                62%
Net assets end of period (thousands)                      $  2,163      $  1,890           $    235

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 3.36%, 4.19%, and 3.76% (annualized) for fiscal years ended March 31, 1995, 1994 and the period from February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net". Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net". For the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                       February 1, 1993
                                                                                       (Date of Initial
                                                           Year Ended March 31,      Public Offering) to
                                                           1995(e)        1994          March 31, 1993
Net asset value beginning of period                       $10.0400      $10.6400           $10.5300
Income from investment operations
Investment income--net                                      0.4701        0.4643             0.0864
Net gain (loss) on investments and futures contracts        0.0261       (0.4386)            0.1100
Total income from investment operations                     0.4962        0.0257             0.1964
Less distributions from:
Investment income--net                                     (0.4722)      (0.4349)           (0.0864)
In excess of investment income--net (c)                    (0.0340)      (0.0808)                 0
In excess of realized gain on investments--net                   0       (0.1100)                 0
Total distributions                                        (0.5062)      (0.6257)           (0.0864)
Net asset value end of period                             $10.0300      $10.0400           $10.6400
Total return (d)                                              5.14%        (0.03%)             1.86%
Ratios/supplemental data
Ratios to average net assets:
Operating and management expenses (b)                         1.50%         1.84%              1.50%(a)
Investment income--net                                        4.88%         3.78%              5.03%(a)
Portfolio turnover rate                                         58%           56%                62%
Net assets end of period (thousands)                      $    224      $    813           $     25

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of operating and management expenses to average net assets" would have been 3.28%, 4.39%, and 4.15% (annualized) for the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Effective April 1, 1993 the Fund adopted Statement of Position 93-2:
    "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies." As a result, distribution amounts exceeding book basis net income (or tax basis net income on a temporary basis) are presented as "Distributions in excess of investment income--net". Similarly, capital gain distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of realized gains on investments--net". For the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, distributions in excess of book basis net income were presented as "Distributions from paid-in capital."
(d) Excluding applicable sales charges.
(e) Calculation based on average shares outstanding.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES--
March 31, 1995

 Assets:
  Investments at market value (identified cost--$3,946,643)
   (Note 1)                                                          $3,993,044
  Cash                                                                    1,760
  Interest receivable                                                    55,915
  Due from Investment Adviser (Note 4)                                    6,978
  Unamortized organization expenses (Note 1)                              4,099
  Prepaid expenses and other assets                                         115
   Total assets                                                       4,061,911
  Liabilities (Notes 2, 4 and 5):
  Income distributions                                                   17,983
  Accrued reimbursable expenses                                             393
  Other accrued expenses                                                 21,933
   Total liabilities                                                     40,309
  Net assets                                                         $4,021,602
  Net assets represented by (Note 1):
   Paid-in capital                                                   $4,285,982
   Undistributed investment income--net                                  21,818
   Accumulated realized gains (losses) on investments and
   closed futures contracts--net                                       (332,599)
   Net unrealized appreciation on investments                            46,401
   Total net assets                                                  $4,021,602
  Net asset value per share (Note 2):
   Class A Shares ($10.15 on 161,045 shares outstanding)             $1,634,823
   Class B Shares ($10.05 on 215,314 shares outstanding)              2,162,852
   Class C Shares ($10.03 on 22,316 shares outstanding)                 223,927
                                                                     $4,021,602
  Offering price per share:
   Class A Shares (including sales charge of 4.75%) (Note 2)         $    10.66
   Class B Shares                                                    $    10.05
   Class C Shares                                                    $    10.03


See Notes to Financial Statements.

STATEMENT OF OPERATIONS--
Year Ended March 31, 1995

 Investment Income:
  Interest                                                                                   $ 291,747
Expenses (Notes 1, 2 and 4):
  Management fee                                                             $  25,402
  Shareholder services                                                           6,215
  Custodian fees                                                                20,266
  Accounting                                                                    13,870
  Auditing                                                                       7,886
  Legal                                                                          9,200
  Printing                                                                      14,975
  Registration fees                                                             11,310
  Distribution Plan expenses                                                    26,837
  Amortization of organization expenses                                          2,159
  Miscellaneous expenses                                                         1,174
   Total expenses                                                              139,294
  Less: Reimbursement from Investment Adviser (Note 4)                         (84,650)
  Net expenses                                                                                  54,644
Investment income--net (Note 1)                                                                237,103
  Realized and unrealized gain (loss) on investments and closed futures contracts--net: (Notes 1 and 3)
  Realized loss on:
   Investments                                                                (289,473)
   Closed futures contracts                                                    (19,570)
  Realized loss on investments and closed futures contracts--net                              (309,043)
  Net unrealized appreciation (depreciation) on investments:
   Beginning of year                                                          (164,645)
   End of year                                                                  46,401
  Net change in unrealized appreciation (depreciation) on investments                          211,046
  Net loss on investments and closed futures contracts                                         (97,997)
  Net increase in net assets resulting from operations                                       $ 139,106

STATEMENTS OF CHANGES IN NET ASSETS

                                                                             Year Ended March 31,
                                                                               1995         1994
  Operations:
  Investment income--net                                                    $  237,103   $  197,103
  Realized loss on investments and closed futures contracts--net              (309,043)      (4,956)
  Net change in unrealized appreciation (depreciation) on investments          211,046     (218,646)
   Net increase (decrease) in net assets resulting from operations             139,106      (26,499)
  Distributions to shareholders from (Notes 1 and 5):
  Investment income--net:
   Class A Shares                                                             (103,988)    (123,793)
   Class B Shares                                                              (99,393)     (49,517)
   Class C Shares                                                              (29,138)     (22,411)
  In excess of investment income--net:
   Class B Shares                                                               (8,132)      (5,472)
   Class C Shares                                                               (2,097)      (4,165)
  In excess of realized gain on investments--net
   Class A Shares                                                                    0      (22,232)
   Class B Shares                                                                    0      (15,613)
   Class C Shares                                                                    0       (8,549)
    Total distributions to shareholders                                       (242,748)    (251,752)
Capital share transactions (Note 2):
  Proceeds from shares sold--Class A Shares                                    258,882      300,604
  Proceeds from shares sold--Class B Shares                                    971,881    1,766,963
  Proceeds from shares sold--Class C Shares                                    137,217      901,208
  Payment for shares redeemed--Class A Shares                                 (577,484)    (567,582)
  Payment for shares redeemed--Class B Shares                                 (744,621)     (28,895)
  Payment for shares redeemed--Class C Shares                                 (687,214)     (79,571)
  Net asset value of shares issued in reinvestment of distributions from:
   Investment income--net and in excess of investment income--net--Class
   A Shares                                                                     64,701       63,221
   Investment income--net and in excess of investment income--net--Class
   B Shares                                                                     67,669       31,641
   Investment income--net and in excess of investment income--net--Class
   C Shares                                                                     15,761       19,608
   In excess of realized gain on investments--net--Class A Shares                    0       16,293
   In excess of realized gain on investments--net--Class B Shares                    0       10,991
   In excess of realized gain on investments--net--Class C Shares                    0        8,325
  Net increase (decrease) in net assets resulting from capital share
   transactions                                                               (493,208)   2,442,806
    Total increase (decrease) in net assets                                   (596,850)   2,164,555
Net assets:
  Beginning of year                                                          4,618,452    2,453,897
  End of year [Including undistributed investment income--net
   (accumulated distributions in excess of investment income--net) as
   follows: March 1995 $21,818 and March 1994 ($8,181)] (Note 1)            $4,021,602   $4,618,452

See Notes to Financial Statements.

FEDERAL TAX STATUS--Fiscal 1995 Distributions
(Unaudited)

The per share distributions paid to you for fiscal 1995, whether taken in shares or cash, are as follows:

    Class A Shares
   Income Dividends
      Tax-exempt
        $0.5310

    Class B Shares
   Income Dividends
      Tax-exempt
        $0.5147

    Class C Shares
   Income Dividends
      Tax-exempt
        $0.5062

In January, 1996 complete information on calendar year 1995 distributions will be forwarded to you to assist in completing your 1995 federal income tax return.

See Notes to Financial Statements.

Keystone State Tax Free Fund

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies

Keystone State Tax Free Fund (formerly Keystone America State Tax Free Fund) ("FUND") was formed as a Massachusetts business trust on September 13, 1990. Keystone Investment Management Company (formerly Keystone Custodian Funds, Inc.) ("Keystone") is the Investment Adviser and Manager. The FUND currently offers shares of five separate series evidencing interests in different portfolios of securities: the Keystone Florida Tax Free Fund (formerly Keystone America Florida Tax Free Fund) ("Florida Fund"), which was established on September 19, 1990 and had no operations prior to December 28, 1990; the Keystone Massachusetts Tax Free Fund (formerly Keystone America Massachusetts Tax Free Fund) ("Massachusetts Fund"), and the Keystone New York Insured Tax Free Fund (formerly Keystone America New York Insured Tax Free Fund) ("New York Fund"), which were established February 21, 1992 and had no operations prior to February 4, 1994; the Keystone Pennsylvania Tax Free Fund (formerly Keystone America Pennsylvania Tax Free Fund) ("Pennsylvania Fund"), which was established September 19, 1989 and had no operations prior to December 27, 1990; and the Keystone Texas Tax Free Fund (formerly Keystone America Texas Tax Free Fund) ("Texas Fund"), which was established on February 21, 1992 and had no operations prior to March 2, 1992 (together the "Funds" and each individually a "Fund"). The FUND is registered under the Investment Company Act of 1940 as an open-end investment company and each of the Funds is registered as a nondiversified fund.

   Each Fund issues Class A, Class B and Class C shares. Class A shares are sold subject to a maximum sales charge of 4.75% payable at the time of purchase. Class B shares are sold subject to a contingent deferred sales charge payable upon redemption within three calendar years after the year of purchase. Class C shares are sold subject to a contingent deferred sales charge payable upon redemption within one year of purchase. Class C shares are available only through dealers who have entered into special distribution agreements with Keystone Investment Distributors Company (formerly Keystone Distributors, Inc.) ("KIDC"), the FUND's principal underwriter.

   Keystone is a wholly-owned subsidiary of Keystone Investments, Inc. (formerly Keystone Group, Inc.) ("KII"), a Delaware corporation. KII is privately owned by an investor group consisting of members of current management. Keystone Investor Resource Center, Inc. ("KIRC"), a wholly-owned subsidiary of Keystone, is the FUND's transfer agent.

   The following is a summary of significant accounting policies consistently followed by the FUND, in conformity with generally accepted accounting principles.

A. Tax-exempt bonds are stated on the basis of valuations provided by a pricing service, approved by the Board of Trustees, that uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining value. Non-tax-exempt securities for which market quotations are readily available are valued at the price quoted which, in the opinion of the Board of Trustees or their representative, most nearly represents their market value. Short-term investments which are purchased with maturities of sixty days or less are valued at amortized cost (original cost as adjusted for amortization of premium or accretion of discount) which when combined with accrued interest approximates market. Short term investments maturing in more than sixty days for which market quotations are readily available are valued at current market value. Short-term investments maturing in more than sixty days when purchased which are held on the sixtieth day prior to maturity are valued at amortized cost (market value on the sixtieth day adjusted for amorti-zation of premium or accretion of discount) which when combined with accrued interest approximates market. All other securities and other assets are valued at fair value as determined in good faith using methods prescribed by the Board of Trustees.

   Each Fund enters into currency and other financial futures contracts as a hedge against changes in interest or currency exchange rates. A futures contract is an agreement between two parties to buy and sell a specific amount of a commodity, security, financial instrument, or, in the case of a stock index, cash at a set price on a future date. Upon entering into a futures contract the Fund is required to deposit with a broker an amount ("initial margin") equal to a certain percentage of the purchase price indicated in the futures contract. Subsequent payments ("variation margin") are made or received by the Fund each day, as the value of the underlying instrument or index fluctuates, and are recorded for book purposes as unrealized gains or losses by the Fund. For federal tax purposes, any futures contracts which remain open at fiscal year end are marked-to-market and the resultant net gain or loss is included in the Fund's taxable income. In addition to market risk, the Fund is subject to the credit risk that the other party will not complete the obligations of the contract.

B. When-issued or delayed delivery transactions arise when securities or currencies are purchased or sold by a Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. A separate account of liquid assets equal to the value of such purchase commitments will be maintained until payment is made. When-issued and delayed agreements are subject to risks from changes in value based upon changes in the level of interest rates and other market factors, both before and after delivery.

C. Securities transactions are accounted for no later than one business day after the trade date. Realized gains and losses are recorded on the identified cost basis. Interest income is recorded on the accrual basis.

D. Each Fund has qualified, and intends to qualify in the future, as a regulated investment company under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Thus, each Fund expects to be relieved of any federal income tax liability by distributing all of its net taxable investment income and net taxable capital gains, if any, to its shareholders. The tax-exempt interest portion of each dividend is declared uniformly based on the ratio of each Fund's tax-exempt and taxable income for the entire year. Each Fund intends to avoid excise tax liability by making the required distributions under the Internal Revenue Code.

E. Organization expenses are being amortized to operations over a five-year period on a straight-line basis. In the event any of the initial shares are redeemed by any holder thereof during the five-year amortization period, redemption proceeds will be reduced by any unamortized organization expenses in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

2. Capital Share Transactions

The Trust agreement authorizes the issuance of an unlimited number of shares of beneficial interest without par value. Transactions in shares of the FUND were as follows:

Keystone State Tax Free Fund

                                     Florida Fund
                                    Class A Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                     594,097       1,132,680
Shares redeemed                (961,330)       (766,821)
Shares issued in
  reinvestment of
  dividends and
  distributions                  70,513          90,781
Net increase (decrease)        (296,720)        456,640

                                    Class B Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                   3,504,376       1,822,413
Shares redeemed                (544,344)        (59,616)
Shares issued in
  reinvestment of
  dividends and
  distributions                  82,908          26,492
Net increase (decrease)       3,042,940       1,789,289

                                    Class C Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                     643,062       1,172,529
Shares redeemed                (704,324)       (105,663)
Shares issued in
  reinvestment of
  dividends and
  distributions                  38,331          24,930
Net increase (decrease)         (22,931)      1,091,796

                                      Massachusetts Fund
                                        Class A Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      141,360             169,889
Shares redeemed                  (93,803)             (9,554)
Shares issued in
  reinvestment of
  dividends and
  distributions                    6,770                 241
Net increase (decrease)           54,327             160,576

                                        Class B Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      532,363             198,306
Shares redeemed                  (69,932)               (500)
Shares issued in
  reinvestment of
  dividends and
  distributions                   14,043                  16
Net increase (decrease)          476,474             197,822

                                        Class C Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      189,623             40,587
Shares redeemed                  (20,305)              (500)
Shares issued in
  reinvestment of
  dividends and
  distributions                    6,195                 36
Net increase (decrease)          175,513             40,123

                                         New York Fund
                                        Class A Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      315,837              89,267
Shares redeemed                  (41,667)            (16,300)
Shares issued in
  reinvestment of
  dividends and
  distributions                    5,049                   0
Net increase (decrease)          279,219              72,967

                                        Class B Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                     1,155,373            260,571
Shares redeemed                  (153,738)           (16,358)
Shares issued in
  reinvestment of
  dividends and
  distributions                    24,119                  4
Net increase (decrease)         1,025,754            244,217

                                        Class C Shares
                               Year Ended       February 4, 1994
                             March 31, 1995     to March 31, 1994
Shares sold                      288,523              43,808
Shares redeemed                  (14,006)            (16,400)
Shares issued in
  reinvestment of
  dividends and
  distributions                    6,435                   0
Net increase (decrease)          280,952              27,408

                                   Pennsylvania Fund
                                     Class A Shares
                                  Year Ended March 31,
                                 1995            1994
Shares sold                     422,375          842,721
Shares redeemed                (494,154)      (1,258,721)
Shares issued in
  reinvestment of
  dividends and
  distributions                  87,463           83,694
Net increase (decrease)          15,684         (332,306)

                                    Class B Shares
                                 Year Ended March 31,
                                 1995           1994
Shares sold                   1,037,572       1,782,476
Shares redeemed                (282,691)        (39,183)
Shares issued in
  reinvestment of
  dividends and
  distributions                  82,087          33,981
Net increase (decrease)         836,968       1,777,274

                                   Class C Shares
                                Year Ended March 31,
                                 1995           1994
Shares sold                     306,060       808,331
Shares redeemed                (312,198)      (58,600)
Shares issued in
  reinvestment of
  dividends and
  distributions                  34,993        20,350
Net increase (decrease)          28,855       770,081

                                     Texas Fund
                                   Class A Shares
                                Year Ended March 31,
                                1995           1994
Shares sold                     25,763        27,776
Shares redeemed                (60,316)      (52,129)
Shares issued in
  reinvestment of
  dividends and
  distributions                  6,476         7,317
Net increase (decrease)        (28,077)      (17,036)

                                  Class B Shares
                               Year Ended March 31,
                                1995          1994
Shares sold                     96,577       164,066
Shares redeemed                (75,526)       (2,615)
Shares issued in
  reinvestment of
  dividends and
  distributions                  6,859         3,915
Net increase (decrease)         27,910       165,366

                                  Class C Shares
                               Year Ended March 31,
                                1995          1994
Shares sold                     14,015       83,240
Shares redeemed                (74,258)      (7,206)
Shares issued in
  reinvestment of
  dividends and
  distributions                  1,584        2,567
Net increase (decrease)        (58,659)      78,601

   Each Fund bears some of the costs of selling its shares under a Distribution Plan adopted with respect to its Class A, Class B, and Class C shares pursuant to Rule 12b-1 under the Investment Company Act of 1940. Under the Distribution Plan, the Fund pays KIDC, the principal underwriter and a wholly-owned subsidiary of Keystone, amounts which in total may not exceed the Distribution Plan maximum.

   Each Class A Distribution Plan provides for payments which are currently limited to 0.15% annually of the average daily net asset value of Class A shares to pay expenses of the distribution of Class A shares. Amounts paid by each Fund to KIDC under the Class A Distribution Plan are currently used to pay others such as brokers or dealers, service fees at an annual rate of 0.15% of the average net asset value of the shares sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each Class B Distribution Plan provides for payments at an annual rate of 0.90% of the average daily net asset value of Class B shares to pay expenses of the distribution of Class B shares. Amounts paid by each Fund under the Class B Distribution Plan are currently used to pay others (dealers) (i) a commission at the time of purchase normally equal to 3.00% of the value of each share sold; and/or (ii) service fees currently at an annual rate of 0.15% of the average net asset value of shares sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each Class C Distribution Plan provides for payments at an annual rate of up to 0.90% of the average daily net asset value of Class C shares to pay expenses of the distribution of Class C shares. Amounts paid by each Fund under the Class C Distribution Plan are currently used to pay others (dealers) (i) a commission at the time of purchase normally equal to 1.00% of the value of each share sold; and (ii) beginning approximately fifteen months after purchase a commission at an annual rate of 0.75% (subject to applicable limitations imposed by the rules of the National Association of Securities Dealers, Inc. ("NASD")) plus service fees at an annual rate of 0.15% of the average net asset value of each share sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each of the Distribution Plans may be terminated at any time by vote of the Independent Trustees or by vote of a majority of the outstanding voting shares of the respective class. However, after the termination of any of the Distribution Plans, at the discretion of the Board of Trustees, payments to KIDC may continue as compensation for its services which had been earned while the distribution Plan was in effect.

   For the year ended March 31, 1995, the Florida Fund paid KIDC $66,246, $345,221 and $140,405, the Massachusetts Fund paid KIDC $1,829, $40,387 and $15,014, the New York Fund paid KIDC $3,025, $70,227, and $15,895, the
Pennsylvania Fund paid KIDC $44,697, $244,404 and $81,781, and the Texas Fund paid KIDC $2,847, $18,613 and $5,377, respectively, pursuant to each Fund's Class A, Class B, and Class C Distribution Plans.

   Under a Rule of the NASD, the maximum uncollected amounts for which KIDC may seek payment from the FUND under its Class B Distribution Plans are $3,196,058, $384,672, $728,940, $1,923,455, and $145,495, respectively, for the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund as of March 31, 1995. The maximum uncollected amounts for which KIDC may seek payment from the FUND under its Class C Distribution Plans are $1,218,232, $118,845, $176,106, $743,501, and $58,326,
respectively, for the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund as of March 31, 1995.

3. Securities Transactions

As of March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund had capital loss carryovers for federal income tax purposes of approximately $2,981,000, $195,000, $1,000, $1,503,000, and $110,000, respectively, which expire in 2003.
Purchases and sales of investment securities (including proceeds received at maturity), during the year ended March 31, 1995 were as follows:

                                          Florida Fund
                                   Cost of           Proceeds
                                  Purchases         From Sales
Tax-exempt investments          $153,556,374       $122,377,974
Short-term commercial and
  tax-exempt notes                69,395,000         63,760,000
                                $222,951,374       $186,137,974

                                      Massachusetts Fund
                                  Cost of          Proceeds
                                 Purchases        From Sales
Tax-exempt investments          $11,543,684       $ 5,815,892
Short-term commercial and
  tax-exempt notes                7,502,000         7,857,000
                                $19,045,684       $13,672,892

                                        New York Fund
                                  Cost of          Proceeds
                                 Purchases        From Sales
Tax-exempt investments          $23,006,381       $ 8,408,545
Short-term commercial and
  tax-exempt notes               12,760,000        13,260,000
                                $35,766,381       $21,668,545

                                       Pennsylvania Fund
                                   Cost of          Proceeds
                                  Purchases        From Sales
Tax-exempt investments          $ 71,879,367       $62,540,085
Short-term commercial and
  tax-exempt notes                35,440,000        36,455,000
                                $107,319,367       $98,995,085

                                         Texas Fund
                                  Cost of         Proceeds
                                 Purchases       From Sales
Tax-exempt investments          $2,584,895       $2,907,532
Short-term commercial and
  tax-exempt notes               1,900,000        2,065,000
                                $4,484,895       $4,972,532

4. Investment Management and Transactions with Affiliates

Under the terms of the Investment Management Agreement between Keystone and the FUND, dated November 29, 1990, Keystone provides investment management and administrative services to the FUND and its Funds. In return, Keystone is paid a management fee computed and paid daily. The management fee is calculated by applying percentage rates, which start at 0.55% and decline, as net assets increase, to 0.25% per annum, to the net asset value of each Fund.

   During the year ended March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund paid or accrued to Keystone investment management and administrative services fees of $515,205, $43,636, $63,808, $357,852 and $25,402, respectively, which represented 0.52%, 0.55%, 0.55%, 0.54%, and 0.55%, respectively, of the average net assets of the Funds on an annualized basis.

   During the year ended March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund paid or accrued to KII $13,052, $17,498, $17,698, $20,909 and $13,870, respectively, for certain accounting and printing services and to KIRC $116,367, $15,568, $25,831, $108,073, and $6,215, respectively, for transfer agent fees.

   Keystone has voluntarily agreed to limit all expenses incurred including management fee of the Class A Shares of the Florida Fund, the Pennsylvania Fund and the Texas Fund to 0.75% of average daily net assets and has limited annual expenses of the Class B Shares and Class C Shares to 1.50% of average daily net asset value.

   Keystone voluntarily limited the expenses, including the management fee, of the Class A Shares of the Massachusetts Fund and the New York Fund to 0.35% until August 15, 1994, after which the expense limitation is being increased by 0.10% every three months until May 15, 1995 when expenses will be limited to 0.75% until December 31, 1995. Expenses of Class B Shares and Class C Shares of those Funds were limited to 1.10% until August 15, 1994, after which the expense limitations are being similarly increased until May 15, 1995 when expenses will be limited to 1.50% until December 31, 1995. Keystone will not be required to make such reimbursement to an extent which would result in a Fund's inability to qualify as a regulated investment company under the provisions of the Internal Revenue Code. In accordance with this voluntary expense limitation, Keystone reimbursed the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund (i) $89,179, $26,169, $22,366, $91,489 and $35,517, respectively, with respect to each Fund's Class A Shares, (ii) $68,953, $64,511, $85,602, $81,415 and $38,490, respectively, with respect to each Fund's Class B Shares; and (iii) $31,739, $24,181, $18,786, $27,453 and $10,643,
respectively, with respect to each Fund's Class C Shares. Keystone does not intend to seek repayment of these amounts.

Certain officers and/or Directors of Keystone are also officers and/or Trustees of the FUND. Officers of Keystone and affiliated Trustees receive no compensation directly from the FUND. Currently, the Independent Trustees of the FUND receive no compensation for their services.

5. Distributions to Shareholders

Each Fund intends to declare dividends from net investment income daily and distribute to its shareholders such dividends monthly and to declare and distribute all net realized long-term capital gains, if any, at least annually. Distributions are determined in accordance with income tax regulations. Distributions from tax basis net investment income and net capital gains can exceed book basis net investment income and net capital gains.

Keystone State Tax Free Fund

Index to Financial Statements

                                                                            Page
Keystone Florida Tax Free Fund
Schedule of Investments as of March 31, 1995                                  18
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for each of the years in the four-year period ended
  March 31, 1995 and the period from  December 28, 1990 to March 31,
  1991                                                                        21
 Class B shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        22
 Class C shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        23
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     24
 Statement of Operations for the year ended March 31, 1995                    24
 Statements of Changes in Net Assets for each of the years in the two
  year period ended March 31, 1995                                            25
Federal Tax Status (unaudited)                                                26
Keystone Massachusetts Tax Free Fund
Schedule of Investments as of March 31, 1995                                  27
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          29
 Class B shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          30
 Class C shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          31
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     32
 Statement of Operations for the year ended March 31, 1995                    32
 Statements of Changes in Net Assets for the year ended March 31, 1995
  and the period from February 4, 1994  to March 31, 1994                     33
Federal Tax Status (Unaudited)                                                34
Keystone New York Insured Tax Free Fund
Schedule of Investments as of March 31, 1995                                  35
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          37
 Class B shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          38
 Class C shares for the year ended March 31, 1995 and the period from
  February 4, 1994 to March 31, 1994                                          39
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     40
 Statement of Operations for the year ended March 31, 1995                    40
 Statements of Changes in Net Assets for the year ended March 31, 1995
  and the period from February 4, 1994  to March 31, 1994                     41
Federal Tax Status (Unaudited)                                                42

Keystone Pennsylvania Tax Free Fund
Schedule of Investments as of March 31, 1995
Financial Highlights--for a share outstanding throughout the period:          43
 Class A shares for each of the years in the four-year period ended
  March 31, 1995 and the period from  December 27, 1990 to March 31,
  1991                                                                        46
 Class B shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        47
 Class C shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        48
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     49
 Statement of Operations for the year ended March 31, 1995                    49
 Statements of Changes in Net Assets for each of the years in the two
  year period ended March 31, 1995                                            50
Federal Tax Status (Unaudited)                                                51
Keystone Texas Tax Free Fund
Schedule of Investments as of March 31, 1995                                  52
Financial Highlights--for a share outstanding throughout the period:
 Class A shares for each of the years in the three-year period ended
  March 31, 1995 and the period from  March 2, 1992 to March 31, 1992         54
 Class B shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        55
 Class C shares for each of the years in the two-year period ended
  March 31, 1995 and the period from  February 1, 1993 to March 31,
  1993                                                                        56
Financial Statements:
 Statement of Assets and Liabilities as of March 31, 1995                     57
 Statement of Operations for the year ended March 31, 1995                    57
 Statements of Changes in Net Assets for each of the years in the two
  year period ended March 31, 1995                                            58
Federal Tax Status (Unaudited)                                                59
Notes to Financial Statements                                                 60
Independent Auditors' Report                                                  70

Keystone State Tax Free Fund

Independent Auditors' Report

The Trustees and Shareholders of
Keystone State Tax Free Fund (formerly Keystone America State Tax Free Fund)

We have audited the financial statements, including the schedules of investments and the financial highlights for the portfolios of Keystone State Tax Free Fund ("the Funds") as listed in the accompanying index to financial statements. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the portfolios of Keystone State Tax Free Fund as of March 31, 1995, the results of their operations, the changes in their net assets and the financial highlights for each of the periods specified in the index to financial statements in conformity with generally accepted accounting principles.

                                                         KPMG PEAT MARWICK LLP

Boston, Massachusetts
May 5, 1995

[Back Cover]

                                Keystone America
                                Family Of Funds

                                   [diamond]

                      Capital Preservation and Income Fund
                           Government Securities Fund
                          Intermediate Term Bond Fund
                             Strategic Income Fund
                                World Bond Fund
                              Tax Free Income Fund
                        California Insured Tax Free Fund
                             Florida Tax Free Fund
                          Massachusetts Tax Free Fund
                             Missouri Tax Free Fund
                         New York Insured Tax Free Fund
                           Pennsylvania Tax Free Fund
                              Texas Tax Free Fund
                             Fund for Total Return
                           Global Opportunities Fund
                      Hartwell Emerging Growth Fund, Inc.
                           Hartwell Growth Fund, Inc.
                                Omega Fund, Inc.
                              Fund of the Americas
                           Strategic Development Fund

This report was prepared primarily for the information of the Fund's shareholders. Its use for other purposes is authorized only when it is preceded or accompanied by the prospectus, describing all fees, charges and other important facts about the Fund.

[Keystone logo]
P.O. Box 2121
Boston, Massachusetts 02106-2121

STFF-AR-5/95
10M                                        ["Recycle" symbol]

[Front Cover]

KEYSTONE

[Photo: Flag flying, government-type building in background]

                                     STATE
                                 TAX FREE FUND

                             FLORIDA TAX FREE FUND
                          MASSACHUSETTS TAX FREE FUND
                         NEW YORK INSURED TAX FREE FUND
                           PENNSYLVANIA TAX FREE FUND
                              TEXAS TAX FREE FUND
                                 [Keystone logo]

                                 ANNUAL REPORT
                                 MARCH 31, 1995